                                                                    EXHIBIT 10.9

                          REVOLVING CREDIT AGREEMENT
                               (BRIDGE FACILITY)

     THIS REVOLVING CREDIT AGREEMENT (BRIDGE FACILITY) ("Agreement") is entered into as of January 5, 2001 (the "Signing Date") among DIRECTV Latin America, LLC, a limited liability company organized and existing under the laws of Delaware ("Borrower"), the banks named herein (collectively, together with any other lenders that become parties hereto pursuant to Section 3.8 or 11.11, the "Banks" and individually a "Bank") and Deutsche Bank AG, New York Branch as the administrative agent for the Banks (in such capacity "Administrative Agent").

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.1  Definitions  "Applicable Amount" means the amount (as
     ------------------------
expressed in basis points) equal to (a) with respect to the Eurodollar Loans,
(i) at any time from the Effective Date through April 30, 2001, the rate per annum with reference to the Debt Rating as set forth in the chart below opposite the applicable rating; and (ii) at any time after April 30, 2001 through the Termination Date, the rate per annum with reference to the Debt Rating as set forth below opposite the applicable rating plus 25 basis points, (b) with
                                           ----
respect to Base Rate Loans, (i) at any time from the Effective Date through April 30, 2001, the rate per annum with reference to the Debt Rating as set forth in the chart below opposite the applicable rating; and (ii) at any time after April 30, 2001 through the Termination Date, the rate per annum with reference to the Debt Rating as set forth below opposite the applicable rating plus 25 basis points, and (c) with respect to the facility fee, at any time from
----
the Effective Date through the Termination Date, the rate per annum with reference to the Debt Rating as set forth in the chart below opposite the applicable rating:



-----------------------------------------------------------------------------------------------
Debt Rating           Applicable Amount        Applicable Amount        Applicable Amount
-----------           -----------------        -----------------        -----------------
                      Eurodollar Rate          Base Rate                Facility Fee
                      ---------------          ---------                ------------
                      (in basis points per     (in basis points per     (in basis points per
                      annum)                   annum)                   annum)
-----------------------------------------------------------------------------------------------
A-/A3 or above        29.5                     0.0                      8.0
-----------------------------------------------------------------------------------------------
BBB+/Baa1             40.0                     0.0                      10.0
-----------------------------------------------------------------------------------------------
BBB/Baa2              62.5                     0.0                      12.5
-----------------------------------------------------------------------------------------------
BBB-/Baa3             82.5                     0.0                      17.5
-----------------------------------------------------------------------------------------------
BB+/Ba1               105.0                    5.0                      20.0
-----------------------------------------------------------------------------------------------
BB/Ba2 or below       150.0                    50.0                     25.0
-----------------------------------------------------------------------------------------------

     "Approved Bank Affiliate" means a Person that is a subsidiary of a Bank or of a Person of which a Bank is a subsidiary, and which is either engaged primarily in the business of commercial banking or, if not so engaged, which has been approved by Borrower and Administrative Agent (provided, that Borrower's
                                                    --------
consent shall not be unreasonably withheld).

     "Arranger" means DBSI.

     "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

     "Authorized Designee" means the chief executive officer, the chairman, chief financial officer, treasurer or the controller of Borrower or Guarantor, as the case may be, or any other officer of Borrower or Guarantor, as the case may be, specified as being an Authorized Designee in the certificate delivered pursuant to Sections 5.2(e) and 5.2(f).

     "Availability Period" means the period commencing on the Effective Date and ending on the Termination Date.

     "Base Rate" means, for any day, a fluctuating interest rate per annum as
                                                                 --- -----
shall be in effect from time to time, which rate per annum (rounded upwards, if
                                                 --- -----
necessary, to the next 1/16 of 1%) is equal to the greater of (x) the rate of interest announced publicly by Deutsche Bank AG in New York, New York, from time to time as Deutsche Bank AG's prime lending rate for unsecured commercial loans in Dollars to borrowers located in the United States on such date and (y) the Federal Funds Rate in effect on such day plus 1/2 of 1%. For purposes of this
                                         ----
definition, the Deutsche Bank AG prime lending rate is a reference rate and does not necessarily represent the lowest rate or best rate charged to any customer or the rate charged to any commercial bank for interbank lending. Deutsche Bank AG may make commercial loans or advances or conduct interbank lending, at rates of interest at, above or below its prime lending rate.

     "Base Rate Loan" means a Loan bearing interest based on the Base Rate calculated pursuant to Section 2.4.

     "Borrowing Date" means a date on which funds are advanced to Borrower by one or more Banks pursuant to a Loan Request.

     "Business Day" means a day other than a Saturday or Sunday on which banks are open for business in New York, New York.

     "Commitment" of each Bank means the dollar amount set forth opposite such Bank's name on Schedule 1 hereto, as such amount may be reduced or changed pursuant to Sections 3.5 and 3.6.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "DBSI" means Deutsche Bank Securities Inc.

     "Debt Rating" means, as of any date of determination, the rating as determined by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc. (collectively, the "Debt Ratings"); of (a) the Guarantor's senior unsecured long-term debt or (b) if the foregoing debt is not outstanding, then the rating of the Multi-Year Credit Agreement or the implied rating of senior unsecured and non-credit enhanced debt securities, provided that if both ratings in this clause (b) have been issued
            --------
then the implied rating of senior unsecured and non credit-enhanced debt securities shall apply; or (c) if neither (a) nor (b) apply, then the rating of long-term debt issued by equipment trust guaranteed by the Guarantor shall apply; provided that if a Debt Rating is issued by both of such rating agencies,
       --------
then the lower of such credit ratings shall apply unless the split in credit ratings is more than one level, in which case the level one level higher than the lower rating shall apply. Initially, the Debt Ratings shall be determined from the certificate delivered pursuant to Section 5.2(e). Thereafter the debt ratings shall be determined from the most recent public announcement of any changes in such debt ratings.

     "Default Rate" means an interest rate equal to the Base Rate plus the
                                                                  ----
Applicable Amount, if any, applicable to Base Rate Loans plus 2% per annum, to
                                                         ----
the fullest extent permitted by applicable Laws; provided, however, that with
                                                 --------  -------
respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 2% per annum.

     "Deutsche Bank AG" means Deutsche Bank AG, New York and Cayman Islands Branches as a Bank.

     "Effective Date" means the date on or before January 5, 2001 that the conditions set forth in Section 5.2 are satisfied or waived by the Majority Banks.

     "Eligible Assignee" means a Person which can lawfully fulfill all of the obligations of a Bank hereunder and is (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; or (c) any Person engaged primarily in the business of commercial banking and that is a subsidiary of a Bank or of a Person of which a Bank is a subsidiary.

     "Environmental Laws" means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters applicable to any property.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower or any Subsidiary of Borrower within the meaning of Section 414(b), 414(c) or 414(m) of Internal Revenue Code of 1986, as amended.

     "Eurodollar Banking Day" means a day on which banks are open for business in New York, New York and on which dealings are carried on in the London interbank market.

     "Eurodollar Loan" means a Loan at the rate of interest calculated pursuant to Section 2.6.

     "Eurodollar Rate" means for each Interest Period of a Eurodollar Loan the arithmetic mean of the rates of interest rounded to the nearest 1/100 of one percent as notified to Administrative Agent by the Reference Banks at which U.S. Dollar deposits for such Interest Period and in an amount comparable to the Principal Amount of such Eurodollar Loan would be offered by such Reference Banks to major banks in the London offshore dollar interbank market upon request of such banks at approximately 11:00 a.m. London time two Eurodollar Banking Days prior to the first day of such Interest Period.

     "Event of Default" means any event specified in Section 9.1.

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by Administrative Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the

U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

     "Guarantor" means Hughes Electronics Corporation, a corporation organized and existing under the laws of Delaware, or any Successor Guarantor.

     "Guaranty" means the guaranty, dated as of January 5, 2001, executed and delivered by the Guarantor in favor of Administrative Agent and the Banks, in substantially the form attached hereto as Exhibit E, as it may be amended from time to time.

     "Hughes Credit Agreements" means the 364-Day Credit Agreement and the Multi-Year Credit Agreement as amended from time to time; provided, that, if any Hughes Credit Agreement is terminated and replaced by another credit agreement or credit agreements, "Hughes Credit Agreement" shall mean such replacement credit agreement (or if there is more than one replacement credit agreement, the replacement credit agreement having the greatest aggregate lenders' commitments), as amended from time to time, and references herein to certain provisions of such Hughes Credit Agreement shall be deemed to refer to equivalent provisions, if any, in such replacement credit agreement; provided, further that if each of the 364-Day Credit Agreement and the Multi-Year Credit Agreement are terminated and are not replaced by another credit agreement or agreements (including, without limitation,) in connection with the assumption of the Hughes Guaranty pursuant to Section 8(a) of the Hughes Guaranty by a Successor Guarantor), "Hughes Credit Agreement" shall mean any Hughes Credit Agreement in effect immediately prior to such termination, as in effect immediately prior to such termination and such Successor Guarantor shall be deemed to be a "Borrower" thereunder.

     "Interest Payment Date" means, with respect to each Eurodollar Loan, the last day of each Interest Period; provided, however, that if any Interest Period
                                  --------  -------
exceeds three months, "Interest Payment Date" shall mean the last day of the third month of such Interest Period, as well as the last day of the relevant Interest Period; and, with respect to each Base Rate Loan, means the 10th day of each January, April, July, and October and the Termination Date. If any day specified herein is not a Business Day or, in the case of a Eurodollar Loan, a Eurodollar Banking Day, then the relevant Interest Payment Date shall be the next succeeding Business Day or Eurodollar Banking Day, as applicable, except as otherwise provided in the definition of Interest Period. Notwithstanding any other provision herein, interest accruing at the Default Rate shall be payable from time to time at any time upon demand of Administrative Agent

     "Interest Period" means with respect to each Eurodollar Loan, a period of one, two, three or six months as selected by Borrower by a Loan Request delivered to Administrative Agent in accordance with Section 2.3, subject to the following:

          (i) If the term of an Interest Period is not designated, a period of one month shall be deemed selected for the relevant Eurodollar Loan;

          (ii) The first Interest Period for each Loan shall commence on the date such Loan is disbursed and each succeeding Interest Period for such Loan shall commence on the last day of the preceding Interest Period for such Loan;

          (iii) In the case of a Eurodollar Loan, if the last day of an Interest Period falls on a day that is not a Eurodollar Banking Day, the Interest Period involved shall be extended to the next following Eurodollar Banking Day unless as a result thereof it would fall into the next calendar month, in which case the end of the Eurodollar Interest Period shall be the preceding Eurodollar Banking Day, and in either case the next succeeding Eurodollar Interest Period shall be measured from the last day of the Interest Period as so adjusted;

          (iv) If an Interest Period for a Eurodollar Loan commences on the last Eurodollar Banking Day of a calendar month, it shall end on the last Eurodollar Banking Day of a calendar month; and

          (v) No Interest Period shall end on a day later than the Termination Date. "Investment Grade" means a Debt Rating by S&P of BBB- or better and Debt Rating by Moody's of Baa3 or better.

     "Lending Office" means with respect to any Bank as the context shall require, the branch office of such Bank designated as the Lending Office of such Bank in Exhibit B attached hereto and incorporated herein by reference; or any other branch office or affiliate of such Bank hereafter selected and notified to Borrower and Administrative Agent from time to time by such Bank; provided that
                                                                  --------
any Bank may from time to time by notice to Borrower and Administrative Agent designate separate Lending Offices for its Eurodollar Loans and/or its Base Rate Loans, in which case any reference to the Lending Office of such Bank shall be deemed to refer to any or all of such offices, branches or affiliates as the context may require.

     "Lien" means any trust deed, mortgage, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the lien of an attachment, judgment or execution, or any conditional sale or other title retention agreement, any capitalized lease, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction, but excluding financing statements filed to give notice of leases in the ordinary course of business).

     "Loan" or "Loans" means the loans described in Section 2, any of which may be at any time Base Rate Loans or Eurodollar Loans.

     "Loan Request" means a notice given by Borrower pursuant to Section 2.3 or 2.4.

     "Majority Banks" means those Banks whose Commitments constitute more than 66 % of the Total Commitment as such Total Commitment may be adjusted from time to time pursuant to the terms of this Agreement, or if the Commitments have terminated, those Banks holding at least 66 % of the outstanding Loans.

     "Material Adverse Change" means (a) any adverse change which could reasonably be expected to materially impair Borrower's or the Guarantor's ability to timely and fully perform its obligations under this Agreement or the Guaranty, as the case may be, or (b) any material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Guarantor and its Subsidiaries, taken as a whole.

     "Moody's" means Moody's Investors Service, Inc.

     "Multi-Year Credit Agreement" means the Amended and Restated Revolving Credit Agreement (Multi-Year Facility) dated as of November 24, 1999 among the Guarantor, the banks named therein, Bank of America, as administrative agent, Morgan Guaranty Trust Company of New York, as syndication agent, and Citicorp USA, Inc. and The Chase Manhattan Bank, as documentation agents, as amended from time to time.

     "Normal Percentage" means, with respect to each Bank, the percentage under the heading "Normal Percentage" set forth opposite such Bank's name on Schedule 1 hereto, as such amount may be reduced or changed pursuant to Section 3.6 or
Section 11.11.

     "Note" means any promissory note delivered pursuant to Section 2.6 (collectively, the "Notes").

     "Notice of Assignment and Acceptance" means a Notice of Assignment and Acceptance substantially in the form of Exhibit F.
                                        ---------

     "Person" means any individual, firm, company, corporation, joint venture, joint-stock company, trust, unincorporated organization, Governmental Authority, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

     "Plan" means any employee benefit pension plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of Borrower or any Subsidiary.

     "Principal Amount" means, when used with reference to any Loan, the amount requested in the Loan Request relating thereto and made available to Borrower by the Banks hereunder.

     "Principal Repayment Date" means, with respect to each Base Rate Loan, the Termination Date, and with respect to each Eurodollar Loan, the last day of the Interest Period for such Loan.

     "Process Agent" has the meaning specified in Section 11.4(a).

     "Reference Banks" means Deutsche Bank AG, New York Branch and Morgan Guaranty Trust Company of New York.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder excluding those events for which the 30-day notice requirement is waived, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

     "S&P" means Standard & Poor's Ratings Group.

     "Signing Date" means the date of this Agreement.

     "Strategic Investor" means any Person substantially engaged in the telecommunications business or any other business ancillary, similar or complementary thereto.

     "Subsidiaries" (individually a "Subsidiary") means those corporations or entities of which Borrower owns more than 50% of the voting securities. If Borrower, subject to the terms hereof, permits its ownership to fall to 50% or below of outstanding voting shares of any Subsidiary, such Subsidiary shall thereupon cease to be a Subsidiary for all purposes hereof.

     "Successor Guarantor" has the meaning assigned to that term in Section 8(b) of the Guaranty.

     "Tax" and "Taxes" mean all taxes, levies, imposts, duties, fees or other charges of whatsoever nature however imposed by any country or any subdivision or authority of or in that country in any way connected with this Agreement or any instrument or agreement required hereunder, and all interest, penalties or similar liabilities with respect thereto, except such taxes as are imposed on or measured by any Bank's net income or capital and franchise taxes, by the country or any subdivision or authority of or in that country in which such Bank's principal office or actual Lending Office is located.

     "Termination Date" means eighteen months from January 5, 2001; provided,
                                                                    --------
however, that, notwithstanding any other provisions of this Agreement to the
-------
contrary, the Termination Date shall occur upon the earlier termination in whole of the Commitments pursuant to Section 3.5 or 9.1.

     "Total Commitment" means the aggregate amount of the Commitments.

     "Unmatured Event of Default" means an event which with the passage of time or the giving of notice, or both, would become an Event of Default.

     "Voting Stock" means capital stock of Borrower having voting power under ordinary circumstances to elect directors of Borrower.

     "Withdrawal Liability" means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if Borrower or any ERISA Affiliate made a complete withdrawal from all Plans and any increase in contributions pursuant to Section 4243 or ERISA.

                                   ARTICLE 2
                                  THE CREDIT

     SECTION 2.1  The Commitments  From time to time, during the Availability
     ----------------------------
Period, each Bank severally agrees to lend to Borrower in U. S. Dollars the amount set forth opposite such Bank's name on Schedule 1 hereto, subject to reduction of such amount at Borrower's option, pursuant to Sections 3.5 and 3.6. Each Bank shall make available to Borrower Base Rate Loans and Eurodollar Loans up to the amount of such Bank's Commitment.

     SECTION 2.2  The Loans  Each Loan shall be a Base Rate Loan or a Eurodollar
     ----------------------
Loan and shall be in U. S. Dollars. Each Loan shall be in the minimum amount of $1,000,000 with any additional amounts in integral multiples of $500,000. This is a revolving credit, and Borrower may, during the Availability Period, reborrow amounts repaid or prepaid. No Loan nor any part of any Loan shall be repaid except at the times and in the manner expressly provided herein.

     SECTION 2.3  Requests for Base Rate and Eurodollar Loans  Each Base Rate
     --------------------------------------------------------
Loan and Eurodollar Loan shall be made upon irrevocable written or telephonic notice, confirmed promptly in writing, substantially in the form of Exhibit A hereto, by Borrower to Administrative Agent received by Administrative Agent not later than 12:00 p.m. New York time not less than three (3) Eurodollar Banking Days prior to the Borrowing Date (which must be a Eurodollar Banking Day) of a Eurodollar Loan and not later than 12:00 p.m. New York time on the proposed Borrowing Date (which must be a Business Day) of a Base Rate Loan. Upon receipt of a request for a Base Rate Loan and Eurodollar Loan, Administrative Agent shall promptly notify the Banks of the amount, the Interest Period(s), if applicable, and the Borrowing Date requested by Borrower. After giving effect to any borrowing of Eurodollar Loans or any conversion or continuation of Eurodollar Loans, there shall not be more than 10 different Interest Periods for Eurodollar Loans in the aggregate at any time.

     SECTION 2.4  Interest and Principal on Base Rate Loans  Subject to Section
     ------------------------------------------------------
2.8(f) herein, the outstanding Principal Amount of each Base Rate Loan shall bear interest until payment is due in full (computed daily on the basis of a 365 or 366, as the case may be, day year and actual days elapsed) at the rate per annum equal to the Base Rate plus the Applicable Amount. Borrower shall pay interest on each Base Rate Loan on each Interest Payment Date for the interest accruing since the previous Interest Payment Date on such Base Rate Loan. Borrower shall repay in full the Principal

Amount of each Base Rate Loan on the Termination Date or as provided in Section 2.7(c).

     SECTION 2.5  Interest and Principal on Eurodollar Loans  (a) Subject to
     -------------------------------------------------------
Section 2.8(f) herein, the outstanding Principal Amount of each Eurodollar Loan shall bear interest until payment is due in full (computed daily on the basis of a three hundred sixty (360) day year and actual days elapsed) at a rate per annum equal to the Eurodollar Rate plus the Applicable Amount. Borrower shall pay interest on each Eurodollar Loan on each Interest Payment Date for such Eurodollar Loan. Borrower shall repay in full the Principal Amount of each Eurodollar Loan on the last day of the Interest Period for such Eurodollar Loan or as provided in Section 2.7(c).

     (b) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments), or for any reason whatsoever the Reference Bank shall cease to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and the Eurodollar Rate shall be determined on the basis of the rates as notified by the remaining Reference Banks. Each Reference Bank shall use its best efforts to furnish quotations of rates to Administrative Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

     SECTION 2.6  Loan Accounts  Each Bank shall open and maintain on its books
     --------------------------
one or more loan accounts in Borrower's name. Each loan account shall show (without duplication) as debits thereto such Bank's portion of each Base Rate Loan and/or Eurodollar Loan and as credits thereto all Base Rate Loan and/or Eurodollar Loan payments received by such Bank for the account of such Bank and applied to principal so that the balance of the loan account(s) at all times reflect the principal amount due such Bank from Borrower as Base Rate Loans and Eurodollar Loans. All entries in said books shall be presumptive evidence of the making of each Base Rate Loan and Eurodollar Loan, the obligation of Borrower to repay each Base Rate Loan and Eurodollar Loan, and all payments received and disbursed by such Bank. Borrower agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required or appropriate to reflect or enforce any Loans outstanding to or to be made by such Bank, then Borrower shall promptly execute and deliver to such Bank one or more promissory notes, in the form of Exhibit C attached hereto, payable to such Bank to evidence the Loans outstanding to such Bank under this Agreement from time to time, together with such documents as such Bank may reasonably request to evidence the due authorization, execution, delivery and enforceability of such Notes. If any Notes are issued hereunder, Administrative Agent and Borrower may treat the payee of that Note as the owner of such Note for all purposes.

     SECTION 2.7  Conversion of Loans Between Eurodollar Loans and Base Rate
                  ----------------------------------------------------------
Loans and Conversion of Interest Periods of Eurodollar Loans  (a) On any
------------------------------------------------------------
Eurodollar Banking Day Borrower may convert on a pro rata basis among the Banks any outstanding Base Rate Loans or Eurodollar Loans into any other type of Loan available to Borrower hereunder, or Borrower may change the Interest Period of any Eurodollar Loan to another Interest Period available under this Agreement, subject to the following limitations:

          (i) No conversion of any Eurodollar Loan into any other Loan and no conversion of the Interest Period of any Eurodollar Loan may be made except on the last day of an Interest Period with respect thereto; and

          (ii) Any conversion shall be preceded by an irrevocable written or telephonic notice from Borrower that it elects such conversion, which notice shall be received by Administrative Agent at least three (3) Eurodollar Banking Days prior to the date requested for such conversion from or into a Eurodollar Loan or conversion of the Interest Period of a Eurodollar Loan.

     (b) Banks shall not be obligated to make or continue any Eurodollar Loan when any Event of Default has occurred and is continuing, but any outstanding Eurodollar Loan shall be automatically converted to a Base Rate Loan on the last day of the Interest Period for which a Eurodollar Rate was determined by Administrative Agent following occurrence of such Event of Default, and, unless
Section 2.8(f) is applicable, Borrower shall be obligated to pay interest at the Base Rate from the date any Loan is so converted until such Loan is repaid in full regardless of the date when Administrative Agent obtains knowledge of such Event of Default.

     (c) Each conversion of a Loan into a Base Rate Loan or a Eurodollar Loan, as the case may be, shall be effected by each Bank, on behalf of Borrower, as applicable, by making a simultaneous payment of the relevant Eurodollar Loan, or Base Rate Loan, as the case may be, from the proceeds of the new Loans, procedures with respect thereto to be governed by the provisions of Section 2.3, except that disbursement shall be made by means of such payment rather than directly to Borrower to the extent applicable with respect to each Bank.

     (d) If upon the expiration of any Interest Period applicable to Eurodollar Loans, Borrower has failed to select a new Interest Period to be applicable thereto, or if any Event of Default or Unmatured Event of Default shall then exist, Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

     SECTION 2.8  Disbursements and Payments  (a) Each Base Rate Loan and
     ---------------------------------------
Eurodollar Loan shall be made on a pro rata basis by Banks, and each Bank's portion of each Loan shall be determined by application of its Normal Percentage. Each Bank's interest in each Loan and each payment to such Bank under this Agreement shall be for the account of such Bank's Lending Office.

     (b) Each Loan and each payment of principal, interest and other sums under this Agreement shall be made in immediately available funds (or such other funds as Administrative Agent may require) to Attention: Maria T. Cabrera, Deal Administrator, 130 Liberty Street, New York, New York 10006, ABA#: 021001033, A/C: Commercial

Loans Division, A/C#: 99401268, or such other office designated by Administrative Agent from time to time.

     (c) Each Bank agrees it will make the funds which it is to advance hereunder available to Attention: Maria T. Cabrera, Deal Administrator, 130 Liberty Street, New York, New York 10006, ABA#: 021001033, A/C: Commercial Loans Division, A/C#: 99401268, or such other office designated by Administrative Agent from time to time not later than 11:00 a.m. New York time on the Borrowing Date, and Administrative Agent will thereupon promptly advance to Borrower the amount so received from Banks.

     (d) Payment of all sums under this Agreement shall be made by Borrower to Administrative Agent, and the latter shall promptly distribute to each Bank its share of such payments. Each payment by Borrower shall be made without setoff or counterclaim and not later than 12:00 p.m. New York time on the day such payment is due. All sums received after such time shall be deemed received on the next Business Day.

     (e) If Administrative Agent makes available to Borrower an amount due from any Bank which such Bank fails to make available to Administrative Agent, or if Administrative Agent makes available to any Bank an amount due from Borrower which Borrower fails to make available to Administrative Agent, Borrower or such Bank, as the case may be, shall, on demand, refund such amount to Administrative Agent, together with interest thereon for the period during which such amount was available to Borrower or such Bank, as the case may be, at the Federal Funds Rate.

     (f) Any sum of principal or interest payable by Borrower hereunder if not paid when due shall bear interest (payable on demand) from its due date until payment in full (computed daily on the basis of a 365 or 366 day year, as the case may be, and actual days elapsed) at a rate per annum equal to the Default Rate.

     SECTION 2.9  Facility Fee  (a) Borrower shall pay Administrative Agent for
     -------------------------
the account of the Banks, a facility fee at the rate per annum equal to the Applicable Amount therefor on the Total Commitment (without regard to the amount of Loans outstanding at any time hereunder) during the Availability Period; provided, however, following any reduction in the Total Commitment pursuant to
Section 3.5 or 3.6 the computation of the facility fee shall be based upon such reduced Total Commitment as of the effective date of such reduction. The facility fee shall be calculated on the basis of a 360-day year and actual days elapsed, which results in a higher fee than if a 365/366-day year were used, and shall be payable on the 10th day of each January, April, July and October (for the facility fee accrued during the previous calendar quarter) and on the Termination Date.

     (b) Borrower shall pay Administrative Agent, for the account of the Banks, the Arranger and the Administrative Agent, as the case may be, such fees as may from time to time be agreed in writing between the Borrower, the Arranger and the Administrative Agent.

     SECTION 2.10  Prepayments and Reductions in Total Commitment
     ------------------------------------------------------------

     (a)  Mandatory Prepayments and Commitment Reductions Due to Issuance of
          ------------------------------------------------------------------
Debt and Equity Securities.  (i)  On the date of receipt by Borrower of the cash
--------------------------
proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Securities Proceeds") from the issuance of any debt or equity securities of Borrower pursuant to (A) any transaction or transactions exempt from registration pursuant to Section 4(2) under the Securities Act of 1933 with unrelated third parties in an amount in excess of $25 million in the aggregate, other than any transaction or series of transactions in an amount up to $100 million in the aggregate pursuant to which a Strategic Investor or Strategic Investors make investments in the Borrower in the form of equity (each such investment being a "Strategic Investment"), (B) a
                                                  --------------------
public offering, or (C) a transaction consummated under Rule 144A, Borrower shall prepay the Loans (up to the outstanding principal amount thereof) and the Total Commitment shall be permanently reduced, in each case in an aggregate amount equal to such Net Securities Proceeds, and the Total Commitment shall be terminated if such Net Securities Proceeds are equal to or greater than the Total Commitment;

     (ii) Calculations of Net Proceeds Amount.  Concurrently with any prepayment
          -----------------------------------
of the Loans and/or reduction of the Total Commitment pursuant to Section 2.10(a), Borrower shall deliver to Administrative Agent an officers' certificate signed by Borrower's treasurer or an assistant treasurer demonstrating the calculation of the amount of the applicable Net Securities Proceeds that gave rise to such prepayment and/or reduction.

     (b)  Application of Prepayments to Base Rate Loans and Eurodollar Loans.
          ------------------------------------------------------------------
Any prepayment of Loans made under Section 2.10(a) shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 3.4.

                                   ARTICLE 3
                        PAYMENT OF COSTS AND REDUCTION
                               OF THE COMMITMENT

     SECTION 3.1  Indemnification Upon Failure to Pay Eurodollar Loan  If
     ----------------------------------------------------------------
Borrower makes any payment of principal with respect to any Eurodollar Loan on a day other than the last day of the then current Interest Period applicable to such Loan (including without limitation any payment upon reduction of the Commitments) or fails to borrow, continue, convert, pay or prepay its Eurodollar Loan on a date designated to Administrative Agent in a notice pursuant to this Agreement (if such failure does not result from the application of Sections 4.1 or 4.2), Borrower shall reimburse each Bank within 15 days after receipt of written demand for any loss incurred by it as a result of the timing of such payment or non-borrowing not reflected in the Eurodollar Rate, including without limitation any loss incurred in liquidating or employing deposits from third parties and loss of profit for the period after such payment or non-borrowing. A certificate of such Bank setting forth the amounts reasonably necessary so to reimburse it in respect of any loss shall be conclusive and binding absent manifest error.

     SECTION 3.2  Increased Costs  (a) If after the date hereof, any applicable
     ----------------------------
law, rule or regulation or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank (or its Lending Office) with any request or directive of any such authority, central bank or comparable agency, whether or not having the force of law, shall impose, modify or deem applicable:

          (i) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, compulsory loan or similar requirements against assets, commitments or deposits or other liabilities with, of or for the account of, or credit extended by, or any acquisition of funds by or for the account of any Bank or its Lending Office or the London interbank market or any other condition affecting its obligations to make the Loans to Borrower hereunder;

          (ii) any capital or similar requirements against (or against any class of or change in or the amount of) assets or liabilities of, or commitments or extensions of credit by, such Bank;

each Bank which is so affected shall give prompt notice to Borrower describing such reserves or requirements at least four Business Days prior to the date such Bank will begin to implement such additional charges with respect to Borrower. If the result of any of the foregoing is to increase the cost or reduce the profit to such Bank (or its Lending Office or holding company) under this Agreement by an amount deemed by such Bank to be material, then, within 15 days after written demand by such Bank, Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost incurred or reduction in profit suffered by such Bank. Such Bank will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank in the sole discretion of such Bank. A certificate of such Bank setting forth the basis for determining such additional amount or amounts necessary to compensate the Bank shall be conclusive in the absence of manifest error.

     (b) Without limiting the effect of the foregoing (but without duplication), upon any Bank's prior written request, Borrower shall pay to such Bank on the last day of each Interest Period, so long as such Bank may be required to maintain reserves against "eurocurrency liabilities" under Regulation D (as at any time amended) of the Board of Governors of the Federal Reserve System, as additional interest on the unpaid principal amount of each Eurodollar Loan by such Bank outstanding during such Interest Period, an additional amount (determined by such Bank and notified to Borrower in writing) up to but not exceeding such amount as would, together with payments of interest on such Eurodollar Loan for such Interest Period, result in the receipt by such Bank of total interest on such Eurodollar Loan, for such Interest Period at a rate determined by such Bank to be equal to the sum of:

          (i) the Eurodollar Rate divided by a sum equal to (a) 1 minus (b) the rate (expressed as a decimal) of such reserves required by Regulation D, plus

          (ii) the Applicable Amount for Eurodollar Loans.

     In determining the additional amount payable for an Interest Period pursuant to this Section, such Bank shall take into account any transitional adjustment or phase-in provisions of such reserve requirements applicable during such Interest Period, which would reduce the reserve requirement otherwise applicable to eurocurrency liabilities during such Interest Period; provided, however, each Bank in its sole discretion may determine the allocation of reserve requirements to its Eurodollar Loans. Each such determination made by such Bank, and each such notification by such Bank to Borrower under this Section, shall be conclusive as to the matters set forth therein in the absence of manifest error.

     SECTION 3.3  Taxes  (a) Prior to the Effective Date in the case of each
     ------------------
Bank organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Bank"), and on the date of the assignment pursuant to which it becomes a Bank in the case of each other Non-U.S. Bank and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Non-U.S. Bank shall provide the Administrative Agent and the Borrower with two completed copies of: (i) Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) (or any successor form); (ii) Form W-8BEN (claiming complete exemption from U.S. withholding tax under an income tax treaty) (or any successor form); (iii) in the case of a Non-U.S. Bank claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from U.S. withholding under the portfolio interest exemption)(or successor form); or (iv) or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying as to such Non-U.S. Bank's entitlement to such exemption from United States withholding tax with respect to all payments to be made to such Non-U.S. Bank under this Agreement and any instrument or agreement required hereunder. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under this Agreement and any instrument or agreement required hereunder to or for a Non-U.S. Bank are not subject to United States withholding tax, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate, unless and until such Non-U.S. Bank provides the appropriate forms certifying that a lesser rate applies, whereupon such lesser rate shall be withheld for periods governed by such form.

     (b) Subject to Section 3.3 (a), all payments or reimbursements under this Agreement and any instrument or agreement required hereunder shall be made without setoff or counterclaim and free and clear of and without deduction for any and all present and future Taxes. Borrower agrees to cause all such Taxes to be paid on behalf of any Bank or Administrative Agent directly to the appropriate Governmental Authority. If Borrower is legally prohibited from complying with this subsection, payments due to such Bank or Administrative Agent under this Agreement and any instrument or agreement required hereunder shall be increased so that, after provisions for Taxes and all Taxes on such increase, the amounts received by such Bank or Administrative Agent will be equal to the amounts required under this Agreement and any instrument or agreement required hereunder as if no Taxes were due on such payments. Borrower shall indemnify each Bank and Administrative Agent for the full amount of Taxes payable by such Bank or Administrative Agent and any liabilities (including penalties, interest and expenses) arising from such Taxes within 30 days from any written demand by such Bank. Borrower shall provide evidence that all applicable Taxes have been paid to the appropriate taxing authorities by delivering to Administrative Agent official tax receipts or notarized copies or other evidence thereof satisfactory to Administrative Agent, within 90 days after the due date for such Tax payment. Such Bank will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such payment or reimbursement and will not be otherwise disadvantageous to such Bank in the sole discretion of such Bank.

     SECTION 3.4  Prepayment  Upon the irrevocable written notice of Borrower
     -----------------------
received by Administrative Agent by 12:00 p.m. New York time at least one Business Day prior to the prepayment of a Base Rate Loan and at least five Eurodollar Banking Days prior to the prepayment of a Eurodollar Loan, Borrower may prepay any Eurodollar Loan or Base Rate Loan; but such prepayment shall be in an amount of at least $1,000,000 or multiple integrals of $500,000 in excess thereof. The notice of prepayment shall specify the date of the prepayment, the amount of the prepayment and the Loan to be prepaid. Each such prepayment shall be made on the date specified and, in the case of a prepayment of any Eurodollar Loan shall be accompanied by the payment of accrued interest on the amount prepaid. Subject to compliance with the foregoing procedures, Base Rate Loans may be prepaid at any time without cost or penalty of any kind. If Borrower elects to prepay a Eurodollar Loan, Borrower shall, on demand by each Bank, pay such Bank the amount (if any) by which (a) the additional interest which would have been payable on the amount prepaid on such Bank's portion of such Loan had it not been paid until the last day of the Interest Period of such Loan exceeds
(b) the interest which would have been recoverable by such Bank by placing such prepaid amount on deposit in the offshore Dollar interbank markets for a period starting on the date on which it was prepaid and ending on the last day of the Interest Period for such Loan.

     SECTION 3.5  Pro Rata Reduction of Commitments by Borrower  Borrower may,
     ----------------------------------------------------------
upon five Business Days' prior written notice (which notice shall be irrevocable) to Banks through Administrative Agent, reduce the Total Commitment on a pro rata basis among the Banks. Such a reduction shall be in an amount of at least $1,000,000 or multiple integrals of $500,000 in excess thereof. Borrower shall, on the effective date of each such reduction, repay to each Bank through Administrative Agent that portion of each Loan which exceeds the amount of each Bank's Commitment as reduced, together with accrued interest on the amount paid and accrued facility fees subject to such reduction. After the effective date of each reduction, the Banks' obligations under this Agreement shall be based on the reduced Commitments.

     SECTION 3.6 Reduction of One Bank's Commitment by Borrower If the amount of any payment to be made to or for the account of any Bank is increased under
Section 3.3 or any Bank makes a claim under Section 3.2, then:

     (a) Borrower may, within 60 days after the notice thereof and by not less than five Business Days' written notice to Administrative Agent, cancel such Bank's

Commitment, whereupon such Bank shall cease to be obligated to participate in further Loans hereunder and its Commitment shall be reduced to the amount of its outstanding Loans until such Loans are repaid by Borrower either on the Principal Repayment Date for such Loans or pursuant to Section 3.6(b), at which time such Bank's Commitment shall be reduced to zero; and

     (b) if Borrower cancels such Bank's Commitment pursuant to clause (a) above and if Borrower so elects by written notice to Administrative Agent given at the same time as the notice referred to in clause (a) above, Borrower shall prepay such Bank's portion of each outstanding Loan together with any accrued interest thereon plus all costs and expenses (including break and funding costs in connection with the relending, reborrowing, funding or other employing of funds) incurred by such Bank as a result of such cancellation or prepayment on a date other than the Principal Repayment Date for such Loan.

     SECTION 3.7  Notice of Reductions  Each notice of reduction or prepayment
     ---------------------------------
given pursuant to Section 3.4, 3.5 or 3.6 shall be irrevocable, shall specify the date upon which such reduction or prepayment is to be made and, in the case of a notice of prepayment, shall obligate Borrower to make such prepayment on such date. Borrower may not give a notice of reduction of a part of the Commitment pursuant to Section 3.6 at any time prior to the date so specified in any previous such notice.

     SECTION 3.8  Designation of Replacement Bank  If the Commitment of any Bank
     --------------------------------------------
is cancelled by Borrower pursuant to Section 3.6 or if any Bank terminates its Commitment with respect to Eurodollar Loans pursuant to Section 4.2, Borrower, with the consent of Administrative Agent, may designate an Eligible Assignee (or, if it deems appropriate, more than one Eligible Assignee) acceptable to Administrative Agent to act as a Bank hereunder and upon execution of a written agreement in form satisfactory to Administrative Agent by such Eligible Assignee in which it agrees to abide by all of the terms, conditions and obligations applicable to a Bank herein and to have a Commitment as specified in such agreement, such Eligible Assignee shall be deemed a Bank hereunder to the same extent as if it were a signatory hereto and, thereafter, such Eligible Assignee shall for all purposes be considered a "Bank" hereunder.

     SECTION 3.9  Effect of Reduction of Commitment  If, at any time:
     ----------------------------------------------

     (a) the Commitment of any Bank is reduced to zero in accordance with the terms of this Agreement;

     (b) all indebtedness and other amounts owed to such Bank by Borrower hereunder or in connection herewith have been satisfied in full; and

     (c) such Bank is under no further actual or contingent obligation hereunder,

then such Bank shall cease to be a party hereto and a Bank for the purposes hereof; provided, however, that the obligations of Borrower under Sections 3.1,
        --------  -------
3.2, 3.3, 11.14, 11.15 and 11.16 shall survive the cancellation of the Commitment and the termination of this Agreement.

     SECTION 3.10  Accrued Fees  On the date of the cancellation of any portion
     --------------------------
of the Total Commitment in accordance with Section 3.5 or of any Bank's Commitment under Section 3.6, all accrued facility fees for such portion of the Total Commitment or of such Bank's Commitment shall be paid in full by Borrower.

     SECTION 3.11  Survival  The agreements and obligations of Borrower in this
     ----------------------
Section 3 shall survive the termination of this Agreement.

                                   ARTICLE 4
                    CHANGE IN CIRCUMSTANCES AFFECTING LOANS

     SECTION 4.1  Inability to Determine Eurodollar Rate  If any Reference Bank
     ---------------------------------------------------
determines (which determination shall be made in good faith and shall be conclusive and binding upon Borrower) that (a) by reason of circumstances then affecting the Eurodollar interbank market, adequate and reasonable means do not or will not exist for ascertaining the interest rate applicable to any Eurodollar Loans, or (b) Dollar deposits in the relevant amounts and for the relevant Interest Period are not available to the Banks in the Eurodollar interbank market, then it shall notify Administrative Agent who shall forthwith give written notice of such determination to Borrower and each Bank at least one Business Day prior to the first day of any Interest Period so affected; whereupon, until Administrative Agent shall notify Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Eurodollar Loans shall be suspended and (ii) Borrower shall repay in full, without premium or penalty, the then outstanding principal amount of the Eurodollar Loans, together with accrued interest thereon, on the last day of the then current Interest Period pursuant to the next sentence. Unless Borrower notifies Administrative Agent to the contrary within one Business Day after receiving a notice from Administrative Agent pursuant to this Section, Borrower shall, concurrently with prepaying the Eurodollar Loans pursuant to this Section, be deemed automatically without any further notice to Administrative Agent or the Banks to have requested and received Base Rate Loans in an equal principal amount from the Banks, the proceeds of which are deemed to have been used to repay the other Loans.

     SECTION 4.2  Illegality  If, after the Effective Date, the introduction of
     -----------------------
or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority shall make it unlawful or impossible for such Bank (or its Lending Office) to make, maintain or fund its Eurodollar Loans, such Bank shall forthwith give written notice thereof to Administrative Agent and to Borrower. Before giving any notice pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to such Bank in the sole judgment of such Bank. Upon receipt of such notice (a) if such Bank has received a request with respect to Eurodollar Loans and has not yet made such Loan, a Base Rate Loan shall be deemed to have been designated without any further notice; (b) all Loans which would otherwise be made by such Bank as Eurodollar Loans shall be made instead as Base Rate Loans; and (c)

Borrower shall prepay in full, without premium or penalty, the then outstanding principal amount of such Bank's Eurodollar Loans, together with accrued interest, on either (i) the last day of the then-current Interest Period if such Bank may lawfully continue to fund and maintain such Eurodollar Loans, to such day or (ii) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Loans to such day together with an amount, if any, calculated as set forth in the last sentence of Section 3.4. Concurrently with prepaying each such Eurodollar Loan Borrower shall borrow a Base Rate Loan from such Bank in an amount equal to the principal amount of such Bank's Eurodollar Loans, the proceeds of which are deemed to have been used to repay such Bank's Eurodollar Loans. If circumstances subsequently change so that such Bank is not further affected, and no Eligible Assignee has been appointed pursuant to
Section 3.8, such Bank shall so notify Borrower and Administrative Agent and such Bank's obligation to make and continue Eurodollar Loans shall be reinstated upon written request of Borrower.

                                   ARTICLE 5
                             CONDITIONS PRECEDENT

     SECTION 5.1  Conditions Precedent to Signing Date  The occurrence of the
     -------------------------------------------------
Signing Date is subject to the condition that on the Signing Date this Agreement, duly executed and delivered by the parties hereto, shall have been delivered to Administrative Agent with counterparts for each Bank and in form and substance satisfactory to Banks.

     SECTION 5.2  Conditions Precedent to Effective Date  The obligation of
     ---------------------------------------------------
Banks to make the initial Loans hereunder is subject to the condition that on the Effective Date there shall have been delivered to Administrative Agent with counterparts for each Bank:

     (a) Notes, if any, requested by any Bank pursuant to Section 2.6 prior to the Effective Date, duly executed and delivered by Borrower.

     (b) The favorable written opinions, dated the Effective Date, of (i) the General Counsel or Assistant General Counsel of the Guarantor substantially in the form set out in Exhibit D-1, (ii) the General Counsel or Assistant General
                    -----------
Counsel of the Borrower substantially in the form set out in Exhibit D-2, (iii)
                                                             -----------
Weil, Gotshal & Manges LLP, New York counsel to Borrower and Guarantor, substantially in the form of Exhibit D-3 hereto, and (iv) Shearman & Sterling,
                             -----------
New York counsel the Administrative Agent.

     (c) Certificate of the Secretary or an Assistant Secretary of Borrower dated the Effective Date as to (i) the Certificate of Formation and the By-laws of Borrower, (ii) the resolution of the Executive Committee of Borrower in connection with this Agreement, and (iii) the incumbency and signatures of the person authorized to execute and deliver this Agreement and any other instrument, document or other agreement required hereunder on the Effective Date.

     (d) Certificate of the Secretary or an Assistant Secretary of the Guarantor dated the Effective Date as to (i) the Certificate of Incorporation and the By-laws of the Guarantor, (ii) the resolution of the Board of Directors of the Guarantor or its Executive

Committee in connection with the Guaranty, and (iii) the incumbency and signatures of the person authorized to execute and deliver the Guaranty and any other instrument, document or other agreement required hereunder on the Effective Date.

     (e) A certificate, which shall be true and correct, signed by the Authorized Designee of Borrower dated the Effective Date certifying: (i) that since September 30, 2000 there has been no Material Adverse Change; (ii) that the representations and warranties contained in this Agreement are true and correct in all material respects; (iii) that no event has occurred and is continuing or would result from the making of a Loan which constitutes or would constitute an Event of Default or an Unmatured Event of Default; and (iv) the Debt Ratings as of the Effective Date.

     (f) A certificate, which shall be true and correct, signed by the Authorized Designee of Guarantor dated the Effective Date certifying: (i) that since September 30, 2000 there has been no Material Adverse Change; and (ii) to the knowledge of the Guarantor, that there is no pending or threatened litigation, proceeding or investigation that is reasonably likely to have a Material Adverse Change.

     (g) Certificate of Good Standing in relation to Borrower issued by the Secretary of the State of Delaware, dated not more than one month prior to the Effective Date.

     (h) Certificate of Good Standing in relation to the Guarantor issued by the Secretary of the State of Delaware, dated not more than one month prior to the Effective Date.

     (i) A copy of press releases or other evidence of Guarantor's Debt Ratings from both S&P and Moody's.

     (j) The Guaranty, duly executed and delivered by the Guarantor.

     (k) The Administrative Agent shall have received all fees payable to it and/or the Banks on the Effective Date under the Letter Agreement.

     (l) Unless waived by Administrative Agent, Borrower shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Closing Date, including such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent).

     SECTION 5.3  Conditions Precedent to Loans  The obligation of Banks to
     ------------------------------------------
disburse each Loan (including the first Loan) is subject to the following conditions and by communicating a Loan Request Borrower is deemed to certify that: (a) Borrower's representations and warranties (excluding Section 6.6) contained in this Agreement and any other documents delivered pursuant hereto are true and correct in all material respects on the date of such Loan Request;
(b) the financial statements delivered to Administrative Agent by Borrower pursuant to Section 7.6 on the date most nearly preceding the Loan Request present fairly the financial position and results of operations and changes in financial position of Borrower and its consolidated Subsidiaries as at the end of, and for the fiscal period to which such statements relate, (subject, in the case of unaudited financial statements to year end adjustments), (c) other than as otherwise disclosed in writing by the Borrower to the Banks, there has been no material adverse change in the business, assets, liabilities (actual or contingent), operations, conditions (financial or otherwise) of the Borrower since the date of the financial statements delivered to the Administrative Agent by Borrower pursuant to Section 7.6 on the date most nearly preceding the Loan Request, and (d) no Event of Default or Unmatured Event of Default has occurred and is continuing except such Events of Default or Unmatured Events of Default as have been expressly waived by or on behalf of the Banks.

                                   ARTICLE 6
                        REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants that as of the Effective Date:


     SECTION 6.1  Authority of Borrower  Borrower (a) is a limited liability
     ----------------------------------
company (or, on any date other than the Effective Date, a limited liability company or a corporation, as the case may be,) duly organized and existing under the laws of the State of Delaware, with its principal administrative offices in Broward County, Florida, (b) has the corporate power to own its property and carry on its business as now being conducted, (c) is duly qualified and authorized to do business, and is in good standing in every state, country or other jurisdiction where the failure to be so qualified, authorized and in good standing would have a material adverse effect on Borrower, (d) has full power and authority to borrow the sums provided for in this Agreement, to execute, deliver and perform this Agreement and any instrument or agreement required hereunder, and to perform and observe the terms and provisions hereof and thereof, (e) has taken all action on the part of Borrower, and its members, necessary for the authorization, execution, delivery and performance of this Agreement, and any instrument or agreement required hereunder on the date hereof, (f) requires no consent or approval of any trustee or holder of any indebtedness or obligation of Borrower to enter into, deliver or perform its obligations under this Agreement and the Notes, and (g) requires no consent, permission, authorization, order or license of any Governmental Authority in connection with the execution and delivery and performance of this Agreement and any instrument or agreement required hereunder, or any transaction contemplated hereby, except as may have been obtained and certified copies of which have been delivered to Banks through Administrative Agent.

     SECTION 6.2  Binding Obligations  This Agreement is the legal, valid and
     --------------------------------
binding obligation of Borrower, enforceable against it in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly valid, binding and enforceable.

     SECTION 6.3  Incorporation of Subsidiaries  Each Subsidiary of Borrower is
     ------------------------------------------
duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly licensed or qualified in all jurisdictions where the failure to be so qualified, authorized and in good standing would have a material adverse effect on Borrower and its Subsidiaries taken as a whole.

     SECTION 6.4  No Contravention  There is no charter, by-law, or capital
     -----------------------------
stock provision of Borrower and no provision of any indenture or material agreement, written or oral, to which Borrower is a party or under which Borrower is obligated, nor is there any statute, rule or regulation, or any judgment, decree or order of any court or agency binding on Borrower which would be contravened by the execution, delivery and performance of this Agreement, or any instrument or agreement required hereunder, or by the performance of any provision, condition, covenant or other term hereof or thereof.

     SECTION 6.5  Notices  Except as previously disclosed in writing to
     --------------------
Administrative Agent, no event has occurred which, to the best of its knowledge, would require Borrower to notify Administrative Agent and the Banks pursuant to
Section 7.3 hereof.

     SECTION 6.6  Financial Statements  The audited consolidated financial
     ---------------------------------
statements dated December 31, 1999 and the unaudited consolidated financial statements for the nine months ended September 30, 2000 furnished by Borrower to Administrative Agent and Banks, present fairly the financial position and results of operation and changes in financial position of Borrower and its consolidated Subsidiaries as at the end of, and for the fiscal periods to which such statements relate, and such financial statements were prepared in accordance with GAAP. Since September 30, 2000 there has been no Material Adverse Change. Borrower and its Subsidiaries did not have any contingent obligations, liabilities for taxes or other outstanding financial obligations at September 30, 2000 which are material in the aggregate for Borrower and its Subsidiaries, taken as a whole, except as disclosed in such unaudited consolidated financial statements.

     SECTION 6.7  ERISA  The Plans of Borrower and its Subsidiaries and, to the
     ------------------
knowledge of Borrower, the Plans of any other ERISA Affiliates, are in compliance with the applicable provisions of ERISA, and the Internal Revenue Code of 1986, as amended, except for such non-compliance, if any, in the aggregate or individually, that could not be reasonably expected to result in a Material Adverse Change. No Reportable Event which has or could be reasonably be expected to result in termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan has occurred and is continuing with respect to any Plan. Neither the Borrower nor ERISA Affiliate has ever maintained or contributed to a multiemployer plan (as such term is defined in ERISA Section 4001(a)(3)), and neither the Borrower nor any ERISA Affiliate is aware of any circumstances with respect to a plan that would result in a liability to the Borrower or ERISA Affiliate that would reasonably result in a Material Adverse Change in the aggregate or individually.

     SECTION 6.8  Regulation U; Investment Company Act  Borrower is not engaged
     -------------------------------------------------
principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; and neither Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940.

     SECTION 6.9  Taxes  Borrower has filed all federal and state tax returns
     ------------------
which to the knowledge of the financial officers of Borrower are required to have been filed, and has paid prior to delinquency all taxes that have become due pursuant to said returns or pursuant to any assessment, except as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided on the books of Borrower in accordance with GAAP.

     SECTION 6.10  Insurance  Borrower and its Subsidiaries maintain insurance
     -----------------------
with responsible insurance companies, in such amounts and against such risks as is customarily carried by owners of similar businesses and property, including protection against loss of use and occupancy, to the extent such insurance is reasonably available at commercially reasonable rates, and it will furnish Administrative Agent, upon written request, with full information as to the insurance carrier; provided, however, that Borrower and its Subsidiaries may self insure to the extent they deem prudent.

     SECTION 6.11  Litigation  No actions, suits, investigations, litigation or
     ------------------------
proceedings of or before an arbitrator or Governmental Authority are pending or, to the knowledge of Borrower, after due and diligent investigation, threatened by or against or affecting Borrower or any of its Subsidiaries or against any of their properties or revenues, (i) that could reasonably be expected to result in a Material Adverse Change, or (b) which purports to affect the legality, validity or enforceability of this Agreement, the Guaranty or any other document delivered hereunder.

     SECTION 6.12  Authorizations and Approvals  No authorization or approval
     ------------------------------------------
(or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement, except for such authorizations, approvals or filings which have been duly obtained or made and are in full force and effect on the Effective Date.

                                   ARTICLE 7
                       AFFIRMATIVE COVENANTS OF BORROWER

     Borrower covenants and agrees that so long as the credit hereby granted shall remain available in whole or in part or until the full and final payment of all indebtedness incurred hereunder, unless Majority Banks waive compliance in writing:

     SECTION 7.1  Use of Proceeds
     ----------------------------

     (a) It will use the proceeds of the Loans made by Banks to Borrower hereunder for its general working capital requirements, including acquisition and improvement of plant, property and equipment and acquisitions, and other lawful corporate purposes.

     (b) It will use the proceeds of any Strategic Investment for its general working capital requirements and other lawful corporate purposes substantially related to the telecommunications business or any other business ancillary, similar or complementary thereto.

     SECTION 7.2  Management of Business  It will manage its business and
     -----------------------------------
conduct its affairs such that the representations and warranties contained in Sections 6.1 through 6.3, 6.7 through 6.10 remain true and correct at all times during the Availability Period.

     SECTION 7.3  Notice of Certain Events  It will give prompt written notice
     -------------------------------------
to Administrative Agent (who shall promptly notify the Banks) of:

     (a) all Events of Default or Unmatured Events of Default under any of the terms or provisions of this Agreement;

     (b) any event of default under any other agreement, contract, indenture, document or instrument entered, or which may be entered, into by it that could, if settled unfavorably, result in a Material Adverse Change;

     (c) all litigation, arbitration or administrative proceedings involving Borrower or any of its Subsidiaries which could in the reasonable opinion of Borrower be expected to result in a Material Adverse Change;

     (d) any other matter which has resulted in, or might in the reasonable opinion of Borrower result in, a Material Adverse Change; and

     (e) any change in any Debt Rating by S&P or Moody's.

     SECTION 7.4  Records  It will keep and maintain full and accurate accounts
     --------------------
and records of its operations according to GAAP.

     SECTION 7.5  Visitation  It will, and it will cause each of its
     -----------------------
Subsidiaries to, permit Administrative Agent, and its designated officers, employees, agents, and representatives, to have access thereto and to make examination thereof at all reasonable times, to make audits, and to inspect and otherwise check its properties, real, personal and mixed; provided, however, that such examination and access shall be in compliance with security and confidentiality requirements of all Governmental Authorities and, subject to
Section 11.16, Borrower's corporate policies.

     SECTION 7.6  Information Furnished  It will furnish to Banks and
     ----------------------------------
Administrative Agent:

     (a) Within 60 days after the close of each quarter, except for the last quarter of each fiscal year, its consolidated balance sheet as of the close of such quarter and its consolidated profit and loss statement and cash flow statement for that quarter and for that portion of the fiscal year ending with such quarter, all prepared in accordance with GAAP, and all certified by its Treasurer or Controller as presenting fairly the financial position and results of operations and changes in financial position of Borrower and its consolidated Subsidiaries as at the end of, and for the fiscal period to which such statements relate, subject to normal year-end adjustments.

     (b) Within 120 days after the close of each fiscal year, a complete copy of its annual financial statements, which statements shall include at least its consolidated balance sheet as of the close of such fiscal year and its consolidated profit and loss statement and cash flow statement for such fiscal year, prepared by Deloitte & Touche (or such other independent certified public accountants of recognized international standing selected by Borrower) in accordance with GAAP applied on a basis consistent with that of the previous year, and which statements shall include the opinion of such accountants, such opinion not to be qualified or limited because of any restricted or limited nature of examination made by such accountants or because of a "going concern" qualification.

     (c) Within 60 days after the close of each quarter except for the last quarter of each fiscal year, (and within 120 days after the close of each fiscal year) its certificate executed by Borrower's Treasurer or Controller that (i) the representations and warranties set forth in Section 6 (with the exception of Section 6.6) are true and correct in all material respects; and (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing except such Events of Default or Unmatured Events of Default as have been expressly waived by or on behalf of the Banks.

     Such other information concerning its affairs as Administrative Agent or Majority Banks may reasonably request.

     SECTION 7.7  ERISA  It will, and it will cause each of its Subsidiaries to:
     ------------------

     (a) At all times, make prompt payment of contributions required to meet the minimum funding standard set forth in ERISA with respect to its Plans, except to the extent that waivers are granted by the appropriate Governmental Authority;

     (b) Notify Administrative Agent immediately of (i) any Reportable Event which could reasonably be expected to result in aggregate liability to Borrower and its Subsidiaries in excess of $75,000,000 and (ii) any other fact arising in connection with any of its Plans or a Plan of any ERISA Affiliate which has resulted, or could reasonably be expected to result, in termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, in each case together with a statement, if requested by Administrative Agent, as to the reasons therefor and the action, if any, which Borrower or such ERISA Affiliate proposes to take with respect thereto; and

     (c) Furnish to Administrative Agent, upon its written request, such information concerning any of its Plans as may be reasonably requested.

     SECTION 7.8  Compliance with Law  It will, and will cause each of its
     --------------------------------
Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, a breach of which would result in a Material

Adverse Change, except where contested in good faith by appropriate proceedings diligently pursued.

     SECTION 7.9  Compliance with Agreements  Promptly and fully comply with all
     ---------------------------------------
Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, except for any such Contractual Obligations (a) the performance of which would cause an Event of Default, (b) then being contested by any of them in good faith by appropriate proceedings, or (c) if the failure to comply therewith could not reasonably be expected to cause a Material Adverse Change.

     SECTION 7.10  Maintenance of Insurance  Maintain liability and casualty
     --------------------------------------
insurance as provided in Section 6.10.

     SECTION 7.11  Conduct of Business  The Borrower will continue to engage in
     ---------------------------------
the direct-to-home entertainment business and related ancillary services.

                                   ARTICLE 8
                        NEGATIVE COVENANTS OF BORROWER

     Borrower covenants and agrees that so long as the credit hereby granted shall remain available in whole or in part or until the full and final payment of all indebtedness incurred hereunder, unless Majority Banks waive compliance in writing:

     SECTION 8.1  Mergers, Liquidations and Sales of Assets  It will not
     ------------------------------------------------------
liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate, pool or other combination (collectively, the "Mergers") or convey, sell or lease all or substantially all of its assets or business or the stock or all or substantially all of the assets or business of a Subsidiary (collectively, "Dispositions"), except for mergers where Borrower is the surviving entity, provided, however, no Disposition or Merger otherwise
                      --------  -------
permitted hereunder shall take place if before, or after giving effect to any such Disposition or Merger, an Event of Default or Unmatured Event of Default exists or would exist.

     SECTION 8.2  Defaults  It will not, nor will it permit any of its
     ---------------------
Subsidiaries to, commit or do any act or thing which would constitute an event of default under any of the material terms or provisions of any other material agreement, contract, indenture, document or instrument executed, or to be executed by any of them, except those that may be contested in good faith and would not, if settled unfavorably, result in a Material Adverse Change.

     SECTION 8.3  Compliance with Regulations  Borrower will not engage
     ----------------------------------------
principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; and it will not use the proceeds of any Loan for the purpose, directly or indirectly, whether immediate, incidental or ultimate, (a) to purchase or carry, within the meaning of such Regulation U, any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock, unless done in strict compliance with such Regulation U and other applicable law and Borrower shall have executed and delivered to each Bank prior to such use a Form U-1 statement evidencing compliance with such Regulation U and such other documents relating thereto as Administrative Agent or any Bank shall request, or (b) in a manner which would violate, or result in a violation of, Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

                                   ARTICLE 9
                               EVENTS OF DEFAULT

     SECTION 9.1  Events of Default  If one or more of the following described
     ------------------------------
Events of Default shall occur:

     (a) Borrower shall default in the due and punctual payment of (i) the principal of or the interest on any Loan within two Business Days of its due date, (ii) any fee due hereunder within 10 Business Days of its due date; or,
(iii) any other amount due from it hereunder within 30 Business Days of its due date; or

     (b) Borrower or any of its Subsidiaries shall fail to perform or observe any of the terms, provisions, covenants, conditions, agreements or obligations contained herein (other than Sections 7.1(b), 7.3, and Sections 8.1 through 8.3,) and such failure shall continue for more than 20 days after written notice from Administrative Agent to Borrower of the existence and character of such failure to perform or observe; or

     (c) Borrower or any of its Subsidiaries shall fail to perform or observe any of the terms, provisions, covenants, conditions agreements or obligations contained in Sections 7.1(b), 7.3 and Sections 8.1 through 8.3; or

     (d) (i) Borrower or Guarantor shall become insolvent, or be unable, or admit in writing its inability, to pay its debts as they become due; or (ii) Borrower or Guarantor shall make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; or (iii) Borrower or Guarantor shall file or have filed against it a petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors or winding up or dissolution and such filing against it shall not be dismissed within 60 days after the date of such filing; or (iv) Borrower or Guarantor shall apply for or consent to the appointment of or consent that an order be made appointing any receiver or trustee for any of its or their properties, assets or business, or if a receiver or a trustee shall be appointed for all or a substantial part of its or their properties, assets or business; or (v) an order for relief shall be entered against Borrower or Guarantor under the United States federal bankruptcy laws as now or hereafter in effect; or (vi) Borrower or Guarantor shall take any action indicating its consent to, approval of or acquiescence in, any of the foregoing; or

     (e) Any representation or warranty made by Borrower herein or in any certificate or financial or other statement heretofore or hereafter furnished by Borrower or any of its officers to Administrative Agent or the Banks , or by the Guarantor in the Guaranty, proves to be in any material respect false or misleading as of the date when made, deemed made or reaffirmed; or

     (f) Any final judgment, decrees, writs of execution, attachments or garnishments or any Liens, or any other legal processes shall be issued or levied against any of the assets or property of Borrower or Guarantor (and shall not have been vacated, discharged or stayed) in amounts which in the aggregate would result in a Material Adverse Change (without limiting the generality of the foregoing, a judgment in excess of $75,000,000 in the aggregate shall, for purposes only of this Section 9.1(f), be deemed to result in a Material Adverse Change); provided, however, that such aggregate amount shall include only
         --------  -------
amounts in excess of (i) insurance coverage therefor and (ii) reserves on the books of Borrower or Guarantor, as the case may be, therefore; provided further
                                                               -------- -------
that such aggregate amount shall not include any amounts with respect to matters subject to appeal conducted in good faith and diligently pursued or other further legal process by Borrower or Guarantor, as the case may be, or any amounts with respect to any such legal process which Borrower or Guarantor, as the case may be, has detached from such property by posting of a bond or equivalent process; or

     (g) All, or substantially all, of the assets and property of Borrower shall be condemned, seized or otherwise appropriated; or

     (h) Any fact or circumstance (including without limitation a Reportable Event), which results in, or which Majority Banks determine in good faith could reasonably be expected to result in, the termination of any Plan of Borrower, any of its Subsidiaries or any ERISA Affiliate by the Pension Benefit Guaranty Corporation or the appointment by an appropriate United States District Court of a trustee to administer any such Plan, shall occur and shall continue for 30 days after written notice of such determination shall have been given to Borrower or any of its Subsidiaries by Administrative Agent, or a trustee shall be appointed by the appropriate United States District Court to administer any Plan of Borrower or any of its Subsidiaries, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan of Borrower or any of its Subsidiaries or to appoint a trustee to administer any such Plan and, upon the occurrence of any of the foregoing, the aggregate amount of the unfunded vested liability for the benefits guaranteed by the Pension Benefit Guaranty Corporation under all such Plans and the present value of any Withdrawal Liability which remains unpaid is reasonably estimated to be in excess of $75,000,000 and such liability is not covered by insurance; or

     (i) Borrower fails to make any payment (or otherwise satisfy) in respect of any indebtedness for money borrowed when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) an event of default shall occur which permits the acceleration of indebtedness for money borrowed under any other agreement, contract, indenture, document or instrument executed, or which may be executed, by Borrower, which failure or event of default has not been waived or cured; provided, however, that no Event of
                                      --------  -------
Default shall exist hereunder if the aggregate amount of the indebtedness which is not paid or may be accelerated with respect to the defaulted obligations shall not exceed in the aggregate $75,000,000; or

     (j) Prior to the occurrence of any initial public offering of the Borrower, the Guarantor or any Successor Guarantor fails to beneficially own and control and to have economic ownership of, directly or indirectly, at least 25% of the issued and outstanding capital stock of Borrower, having voting power under ordinary circumstances to elect members or directors of Borrower; or

     (k) The Guarantor or any Successor Guarantor shall fail to perform or observe any term, covenant or agreement contained in the Guaranty and such failure shall continue for more than twenty (20) days after written notice from Administrative Agent to Borrower and the Guarantor of the existence of such failure; or

     (l) An "Event of Default" shall have occurred and be continuing under the Hughes Credit Agreements; or

     (m) This Agreement or the Guaranty, at any time after its execution and delivery and for any reason other than the agreement of all Banks or satisfaction in full of all the duties and obligations hereunder, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or Borrower or the Guarantor, as the case may be, denies that it has any or further liability or obligation under this Agreement or the Guaranty, as the case may be, or purports to revoke, terminate or rescind this Agreement or the Guaranty, as the case may be.

Then (a) automatically upon the occurrence of an Event of Default under Section 9.1(d), the Commitments shall immediately terminate, and all Loans and other liabilities and obligations outstanding under this Agreement shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, if not herein otherwise then due and payable, together with all costs and expenses (including break and funding costs and other costs in connection with the relending, reborrowing, funding or other employing of funds) incurred by the Banks as a result thereof, anything herein or in any agreement, contract, indenture, document or instrument contained to the contrary notwithstanding; and (b) at any time after the occurrence of an Event of Default other than under Section 9.1(d), and in each and every such case, unless such Event of Default shall have been remedied by Borrower to the satisfaction of Majority Banks or waived in writing by Majority Banks (except in the case of an Event of Default under Section 9.1(a), the waiver of which shall require the consent of all the Banks), Administrative Agent may, with the consent of the Majority Banks, or shall, upon the direction of Majority Banks, immediately terminate the Commitments, whereupon the same shall be cancelled and reduced to zero and any Loan Request given in respect of a Borrowing Date occurring on or after the date of such notice of cancellation shall cease to have effect and all Loans and all accrued interest thereon and all other liabilities and obligations outstanding under this Agreement shall, thereupon, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, if not otherwise then due and payable, together with all reasonable costs and expenses (including break and funding costs and other costs in connection with the relending, reborrowing, funding or other employing of funds) incurred by the Banks as a result thereof, anything herein or in any other agreement, contract, indenture, document or instrument contained to the contrary notwithstanding. Thereafter any Bank or the Banks may immediately, and without expiration of any period of grace, enforce payment of all liabilities and obligations of Borrower under this Agreement.

     SECTION 9.2  Recovery of Amounts Due  If any amount payable hereunder is
     ------------------------------------
not paid as and when due, Borrower hereby authorizes Administrative Agent, each Bank and their respective affiliates to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker's lien or counterclaim, against any moneys or other assets of Borrower in any currency that may at any time be in the possession of Administrative Agent or any of its affiliates or such Bank or any of its affiliates, at any branch or office thereof, to the full extent of all amounts payable to Administrative Agent and the Banks hereunder. Any Bank that so proceeds or that has an affiliate that so proceeds shall forthwith give notice to Administrative Agent of any action taken by such Bank or affiliate pursuant to this Section 9.2.

     SECTION 9.3  Rights Cumulative  The rights of Administrative Agent and the
     ------------------------------
Banks provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity.

                                  ARTICLE 10
                           THE ADMINISTRATIVE AGENT

     SECTION 10.1  Authorization and Action  Each Bank hereby appoints and
     --------------------------------------
authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the
                                                    --------  -------
Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 10.2  Administrative Agent's Reliance, Etc  Neither the
     --------------------------------------------------
Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Bank that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 11.11; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, this Agreement or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 10.3  Deutsche Bank and Affiliates  With respect to its
     ------------------------------------------
Commitments, the Loans made by it and the Notes issued to it, Deutsche Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Deutsche Bank in its individual capacity. Deutsche Bank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person that may do business with or own securities of the Borrower or any such Subsidiary, all as if Deutsche Bank was not the Administrative Agent and without any duty to account therefor to the Banks.

     SECTION 10.4  Bank Credit Decision  Each Bank acknowledges that it has,
     ----------------------------------
independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 6.1 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 10.5  Indemnification  Each Bank severally agrees to indemnify the
     -----------------------------
Administrative Agent (to the extent not promptly reimbursed by the Borrower) ratably according to the respective amount of their Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 11.4, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

     SECTION 10.6  Successor Agents  The Administrative Agent may resign at any
     ------------------------------
time by giving prompt written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least U.S.$250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the this Agreement. If within 45 days after written notice is given of the retiring Administrative Agent's resignation or removal under this Section 10.6 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Administrative Agent's resignation or removal shall become effective, (b) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement and (c) the Majority Banks shall thereafter perform all duties of the retiring Administrative Agent under this Agreement until such time, if any, as the Majority Banks appoint a successor Administrative Agent as provided above. After the retiring Administrative Agent's resignation or removal hereunder as Administrative Agent shall have become effective, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE 11
                           MISCELLANEOUS PROVISIONS

     SECTION 11.1  Amendments and Waivers  No amendment or waiver of any
     ------------------------------------
provision of this Agreement, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Majority

Banks (or by Administrative Agent at the written request of Majority Banks) and Borrower and acknowledged by Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or
                         --------  -------
consent shall, unless in writing and signed by all Banks and Borrower and acknowledged by Administrative Agent, do any of the following: (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.1); (b) postpone or delay any date fixed by this Agreement for any payment of principal, interest, fees or other amounts due to Banks (or any of them) hereunder or revise Section 2.13(d); (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder; (d) change the percentage of Commitments or of the aggregate unpaid principal amount of the Loans which is required for Banks or any of them to take any action hereunder; (e) amend this Section or any provision herein providing for consent or other action by all Banks; provided
                                                                     --------
further that no amendment, waiver or consent shall, unless in writing and signed
-------
by Administrative Agent in addition to Majority Banks or all Banks, as the case may be, affect the rights or duties of Administrative Agent under this Agreement or rights or privileges thereunder; (f) release the Guarantor of its obligations under the Guaranty; or (g) amend any provision of the Guaranty which alters, reduces or otherwise limits the obligations of the Guarantor pursuant to Sections 2 to 5 of the Guaranty.

     SECTION 11.2  Notices  All notices, payments, requests, reports,
     ---------------------
information, demands and other communications which any party hereto may desire, or may be required, to give or make to any other party hereto, shall (unless otherwise permitted as a telephonic notice or request hereunder) be given by mailing the same, postage prepaid, or by telex, or rapifax transmission, or by hand delivery or courier, to each party at its address set forth in Exhibit B attached hereto and incorporated herein by reference, or to such other address as may, from time to time, be specified in writing by Borrower or any Bank. Such communications shall be deemed to have been duly given and received in the case of a telex, when the telex is sent and the appropriate answer-back is received, in the case of mail when sent by pre-paid certified or registered mail correctly addressed to the addressee, in the case of rapifax transmission, when transmission has been sent, and in the case of hand delivery or courier, when received. Administrative Agent may rely and act upon any Loan Request made by telex or other telexed, telephonic or facsimile instructions to Administrative Agent by any Person purporting to be an authorized Person of Borrower, and Borrower shall be unconditionally and absolutely estopped from denying the authenticity and validity of any transaction or act made by Administrative Agent or any Bank in reliance thereon. Each party hereto shall promptly confirm by telex or rapifax any telephone communication made by it to another pursuant to this Agreement but the absence of such confirmation shall not affect the validity of such communication, which shall be effective upon receipt. If there is any conflict between any telephonic communication and a written confirmation, the written communication shall govern; provided, however, that the recipient of
                                        --------  -------
such communication shall be held harmless by all parties hereto with respect to any action taken in reliance on the telephonic communication prior to the time such recipient receives and has had reasonable time to review the subsequent written confirmation and initiate such corrective action as the recipient deems reasonable under the circumstances.

     SECTION 11.3  Waiver  Neither the failure of, nor any delay on the part of,
     --------------------
any party hereto in exercising any right, power or privilege hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any other default of the same or of any other term or provision. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

     SECTION 11.4  Governing Law; Submission to Jurisdiction  This Agreement
     -------------------------------------------------------
shall be governed by, and construed in accordance with, the laws of the State of New York.

     (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Guaranty or any Note to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement, the Guaranty or any Note in the courts of any jurisdiction. The Borrower hereby irrevocably appoints the New York office of Weil, Gotshal & Manges LLP (the "Process Agent"), located on the date hereof at 767 Fifth
                 -------------
Avenue, New York, New York 10153, Attention: Frederick S. Green and Warren T. Buhle, as its agent and true and lawful attorney-in-fact in its name to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Exhibit B hereto.

     (c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Guaranty or any Note to which it is a party in any New York State or Federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 11.5  Headings  The headings set forth herein are solely for the
     ----------------------
purpose of identification and shall not be construed as a part of the sections or subsections which they head.

     SECTION 11.6  Accounting Terms  All accounting terms not otherwise defined
     ------------------------------
herein have the meaning assigned to them in accordance with GAAP, provided, however, any act or condition in accordance herewith and permitted hereunder when taken, created or occurring, shall not become a violation of any section of this Agreement as a result of a subsequent change in GAAP.

     SECTION 11.7  Counterparts  This Agreement may be executed in any number of
     --------------------------
counterparts and by the different parties hereto on separate counterparts, and all of said counterparts taken together shall constitute one and the same instrument.

     SECTION 11.8  Written Disclosure  Wherever written disclosure by Borrower
     --------------------------------
to Banks is required or permitted by this Agreement, written disclosure to Administrative Agent by Borrower shall constitute such disclosure.

     SECTION 11.9  Singular; Plural  Whenever used herein, the singular number
     ------------------------------
shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     SECTION 11.10  Illegality  The illegality or unenforceability of any
     -------------------------
provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     SECTION 11.11  Assignments  This Agreement shall bind and inure to the
     --------------------------
benefit of the parties hereto and their respective successors and assigns. No party hereto may assign or transfer all or any part of its rights and obligations hereunder, except that:

     (a) Prior to or on March 31, 2001, no Bank may assign any portion of its rights and obligations hereunder. After March 31, 2001, any Bank may, with the prior written consent of Borrower at all times other than during the existence of an Event of Default, and Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of Borrower or Administrative Agent shall be required in connection with any assignment and delegation by Bank to an Approved Bank Affiliate of such Bank or another Bank) (each an "Assignee") by execution and delivery to, and acceptance by, Administrative Agent of a Notice of Assignment and Acceptance, all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder; provided, however, that any assignment to an Eligible Assignee which is not a
--------  -------
Bank or an Approved Bank Affiliate shall be in an amount not less than the lesser of $10,000,000 or all, but not less than all, of the Loans, the Commitment and the other rights and obligations of such Bank hereunder. Upon execution of a Notice of

Assignment and Acceptance by such Eligible Assignee in which it agrees to abide by all of the terms, conditions and obligations applicable to a Bank herein and to have a Commitment as specified in such agreement, such Eligible Assignee shall be deemed a Bank hereunder to the same extent as if it were a signatory hereto and, thereafter, such Eligible Assignee shall for all purposes be considered a "Bank" hereunder. Administrative Agent shall be entitled to a $3,500 processing fee, payable by the assignor, with respect to any such assignment by a Bank.

     (b) Subject to Section 11.16, Borrower authorizes each Bank and the Arrangers to disclose to any prospective assignee and assignee any and all information in such Bank's or the Arrangers' possession concerning Borrower, this Agreement and any collateral.

     SECTION 11.12  Obligations Several  The obligations of each Bank under this
     ----------------------------------
Agreement are several. Neither Administrative Agent nor any Bank shall be liable for the failure of any other Bank to perform its obligations under this Agreement.

     SECTION 11.13  Participations  Any Bank may at any time sell, or grant
     -----------------------------
participations in all or part of its Commitment or any Loan or Loans made to Borrower under this Agreement to any other Person, other than an individual, (a "Participant"); provided, however, no Bank may be relieved of its obligations under this Agreement except with the consent of Borrower and Administrative Agent. Any such sale or grant of a participation is subject to the following conditions:

     (a) Administrative Agent and Borrower may, for all purposes of this Agreement, deem and treat a Bank party to this Agreement as the owner of such Bank's Loans hereunder for all purposes hereof until a written notice of the sale or participation shall have been received by Administrative Agent, together with Borrower's consent to treat such Participant as owner of such Loan.

     (b) Subject to Section 11.16, Borrower authorizes each Bank and Administrative Agent to disclose to any prospective Participant and to any Participant any and all information in such Bank's or Administrative Agent's possession concerning Borrower, this Agreement and any collateral.

     (c) Any agreement pursuant to which a Bank grants a participation in its rights with respect to any Loan or Loans shall provide that, with respect to any such Loan or Loans, such Bank shall retain the sole right and responsibility to exercise the rights of a Bank under this Agreement including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement and the right to take action to declare any amount due and payable pursuant to Section 9; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would (i) reduce interest, principal or fees owing to such Bank hereunder, (ii) extend the fixed date on which any sum is due hereunder, or (iii) release or subordinate any material portion of collateral.

     (d) Except as provided in this Section 11.13, no recipient of a participation in a Loan or Loans of any Bank shall have any rights under this Agreement other than to receive payment of principal of, and interest on the Loans and of such other amounts as Banks are entitled to receive pursuant to Sections 3.1, 3.2, 3.3, and 3.4 of this Agreement; provided, however such recipients shall be entitled to receive pursuant to Sections 3.1, 3.2 and 3.3 only the lesser of (i) the amount that the Bank from which the recipient received its participation would have received had such Bank not transferred an interest in its Loans to such recipient and (ii) the additional costs actually incurred by such recipient; and any demand by a Participant for payment hereunder shall certify that the amount demanded does not exceed the amount Participant is entitled to receive under this subsection (d).

     (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     SECTION 11.14  Fees and Expenses  Borrower agrees to pay on demand (a) to
     --------------------------------
Administrative Agent all reasonable costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Administrative Agent and the Arrangers in connection with the preparation and administration of this Agreement and any documents including any amendments, waivers, or other modifications and (b) all reasonable costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Administrative Agent and Banks in connection with the enforcement of this Agreement and any instrument or agreement required hereunder and in connection with any refinancing or restructuring of the Loans in the nature of a "work-out"; provided, however, that, in addition to costs of Administrative Agent's
      --------  -------
in-house counsel, Borrower shall be obligated to pay for the costs of no more than one counsel for Administrative Agent and all Banks (without prejudice to any Bank's right to engage additional counsel at its own cost and expense) unless any Bank shall in good faith reasonably determine that there is a conflict of interest that causes it to be reasonably necessary for such Bank to be represented by separate counsel.

     SECTION 11.15  Indemnity  Borrower agrees to indemnify Administrative
     ------------------------
Agent, the Arrangers, each Bank and their respective directors, officers, agents and employees (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses, including settlement costs) reasonably incurred by any of them arising out of or by reason of any investigation by governmental or judicial authorities or being made a party to any litigation or other similar proceeding related to any use made or proposed to be made by Borrower of the proceeds of any Loan for the acquisition of any other Person (other than with respect to a particular Indemnitee's losses, liabilities, claims, damages or expenses incurred as a result of such Indemnitee's gross negligence or willful misconduct), including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs for in-house legal services) incurred in connection with any such investigation, litigation or other proceeding; provided, however, that
                                                    --------  -------
Borrower shall have no obligation to
indemnify or pay for the costs and expenses of more than one counsel for the Indemnitees, unless any Indemnitee shall in good faith reasonably determine that there is a conflict of interest that causes it to be reasonably necessary for any Indemnitees to be represented by other counsel. Counsel chosen to represent any Indemnitee pursuant to the previous sentence shall be reasonably satisfactory to Borrower. The obligations of Borrower under this Section shall survive the termination of this Agreement.

     SECTION 11.16  Confidentiality  In consideration of Borrower furnishing
     ------------------------------
Confidential Information (as defined below) to Banks, the Arrangers and Administrative Agent (collectively, the "Recipients") and their respective directors, officers and employees (collectively, the "Representatives"), each Recipient agrees for itself that:

     (a) Such Recipient shall keep the Confidential Information confidential and shall not, without Borrower's prior written consent, disclose it in any manner whatsoever, in whole or in part, and shall not use the Confidential Information other than in connection with this Agreement. Each Recipient agrees to reveal the Confidential Information only to its Representatives, bank affiliates, auditors, counsel and other advisors, representatives or agents who need to know the Confidential Information for the purpose of this Agreement, who are informed by such Recipient of the confidential nature of the Confidential Information and who shall agree to act in accordance with the terms and conditions of this section. Each Recipient shall be responsible for any breach of this Section by its Representatives.

     (b) Without Borrower's prior written consent, no Recipient shall disclose to any Person the fact that the Confidential Information has been made available or any other facts with respect to this Agreement.

     (c) Upon payment in full of all obligations owing to a Recipient and termination of such Recipient's Commitments, if any, hereunder, copies of the Confidential Information shall be returned by such Recipient to Borrower immediately upon its request, except for that portion of the information which consists of analyses, compilations, forecasts, studies or other documents prepared by such Recipient or its Representatives based on Confidential Information, which portion shall either be destroyed (as evidenced by a certificate of destruction signed by a duly authorized offer of such Recipient) or held by such Recipient and kept confidential and subject to the terms of this section; provided that such Recipient shall not be required to return or destroy
         --------
Confidential Information to the extent such Recipient reasonably determines that its retention of such Confidential Information is required by applicable law or regulation. Any oral Confidential Information shall continue to be subject to the terms of this Section.

     (d) Confidential Information shall not include such portions of the information furnished to a Recipient which (i) are or become generally available to the public other than as a result of a disclosure by such Recipient or its Representatives in violation of this Agreement, (ii) become available to such Recipient on a non-confidential basis from a source (other than Borrower or its Representatives) which is not known by such Recipient to be prohibited from disclosing such information to such Recipient, or (iii) were in such Recipient's possession prior to being furnished to such Recipient or its Representatives provided that the source of such information was not known by such Recipient to be prohibited from disclosing the information to such Recipient.

     (e) Except as otherwise expressly set forth in this Agreement, each Recipient acknowledges that neither Borrower nor any of its Representatives makes any express or implied representation or warranty as to the accuracy or completeness of the information furnished to such Recipient, and that neither Borrower nor any of its Representatives shall have any liability resulting from the use of the information furnished to any Recipient, errors therein or omissions therefrom.

     (f) In the event any Recipient or any person to whom it transmits the Confidential Information pursuant to this Agreement becomes legally compelled to disclose any of the information, such Recipient shall, to the extent permitted by law, provide Borrower with prompt written notice thereof so that Borrower may seek a protective order or other appropriate remedy and/or waive such Recipient's compliance with the provisions of this section. In the event that such protective order or other remedy is not obtained, or that Borrower waives any Recipient's compliance with the provisions of this section, such Recipient may furnish only that portion of the Confidential Information which it is advised by written opinion of counsel that the disclosure thereof is legally required, and shall exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

     (g) Notwithstanding the foregoing, a Recipient may (i) disclose any Confidential Information to bank examiners; (ii) use any Confidential Information in connection with the management, supervision and enforcement of this Agreement, including the enforcement of such Recipient's rights under any agreement executed in connection therewith; (iii) disclose any Confidential Information in connection with any litigation or dispute involving any such Person or Borrower and related to this Agreement or to any use of proceeds of the Loans; (iv) disclose any Confidential Information to other Recipients; and
(v) disclose Confidential Information to prospective assignees and Participants and assignees and Participants pursuant to Sections 3.8, 11.11(b) and 11.13(b); provided further that in each of the foregoing cases, such Person shall use its
-------- -------
best efforts to ensure that any such disclosure will be made under procedures reasonably calculated to maintain the confidentiality of such Confidential Information.

     For purposes of this Section, "Confidential Information" means information relating to the business, operation or technology of Borrower or its affiliates which Borrower has furnished to Banks, the Arrangers, Administrative Agent or their Representatives which is either non-public, confidential or proprietary in nature, together with copies and other reproductions thereof, and analyses, compilations, forecasts, studies or other documents prepared by any Banks or its Representatives which contain or otherwise reflect such information.

     This section shall survive termination of the Agreement.

     SECTION 11.17  Waiver of Right to Trial by Jury  EACH PARTY TO THIS
     -----------------------------------------------
AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first hereinabove written.

                                    DIRECTV LATIN AMERICA, LLC

                                    By:
                                        -------------------------------------
                                    Name:
                                    Title:

                                    DEUTSCHE BANK AG, NEW YORK BRANCH
                                      as Administrative Agent

                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:

                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:

                                    BANK OF AMERICA, N.A., as a Bank

                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:

                                    CITICORP USA, INC., as a Bank

                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:

                                    CREDIT SUISSE FIRST BOSTON, as a Bank

                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:

                                    DEUTSCHE BANK AG, NEW YORK AND CAYMAN
                                    ISLANDS BRANCHES, as a Bank

                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:

                                    ING BANK, as a Bank

                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:

                                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Bank

                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:

                                    MORGAN STANLEY SENIOR FUNDING, INC., as a
                                    Bank

                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:

                                  SCHEDULE 1
                             BANKS AND COMMITMENTS

          Bank                   Commitment          Normal Percentage
          ----                   ----------          -----------------
Morgan Stanley Senior            134,000,000
Funding, Inc.

Credit Suisse First Boston        95,000,000

Deutsche Bank AG, New
York and Cayman Islands           59,250,000
Branches
Morgan Guaranty Trust
Company of New York               59,250,000
Bank of America, N.A.             36,000,000

Citicorp USA, Inc.                36,000,000

ING Bank                          30,500,000

Total                           $450,000,000             100.0000%

                                   EXHIBIT A
                                 LOAN REQUEST

TO:    Deutsche Bank AG, New York
       Branch, as Administrative Agent
       for Banks

FROM:  DIRECTV Latin America, LLC

DATE:

RE:    DIRECTV Latin America, LLC -
       Revolving Credit Agreement
       (Bridge Facility)

Ladies and Gentlemen:

1. We refer to the Revolving Credit Agreement (Bridge Facility) dated as of January 5, 2001 and made among DIRECTV Latin America, LLC, the banks parties thereto ("Banks") and Deutsche Bank AG, New York Branch, as administrative agent for the Banks (in such capacity "Administrative Agent"). Terms defined in the Agreement shall have the same meanings herein.

     2. We hereby request that a [Base Rate Loan] [Eurodollar Loan] is made to us as follows:

         (i)    Principal Amount:

         (ii)   Borrowing Date:

         (iii)  Interest Period (if a Eurodollar Loan):

     3. For the purposes of inducing the Banks to make the Loan requested herein, we confirm that, pursuant to Section 5.3 of the Agreement, as of the date hereof:

         (i) the representations and warranties set out in Section 6 of the Agreement (with the exception of Section 6.6) are true and correct in all material respects;

         (ii)  the most current financial statements delivered pursuant to
               Section 7.5 of the Agreement present fairly the financial position and results of operation and changes in financial position of Borrower and its consolidated Subsidiaries as at the end of, and for the fiscal period to which such statements relate as of the date thereof (subject, in the case of unaudited financial statements, to year end adjustments);

         (iii) other than as otherwise disclosed in writing by the Borrower to the Banks, there has been no material adverse change in the business, assets, liabilities (actual or contingent), operations, conditions (financial or otherwise) of the Borrower since the date of the financial statements delivered to the Administrative Agent by Borrower pursuant to Section 7.6 on the date most nearly preceding the Loan Request; and

         (iv) no Event of Default or Unmatured Event of Default has occurred and is continuing.

                                    DIRECTV LATIN AMERICA, LLC

                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:

                                   EXHIBIT B
              LENDING OFFICES OF BANKS AND ADDRESSES FOR NOTICES


     BORROWER

     DIRECTV Latin America, LLC
     2400 E. Commercial Boulevard
     Fort Lauderdale, FL 33308
     Attention: Treasurer

     DEUTSCHE BANK AG, NEW YORK BRANCH AS ADMINISTRATIVE AGENT
     Deutsche Bank AG, New York Branch
     130 Liberty Street
     New York, New York  10006
     Attention:  Maria T. Cabrera

            Telephone: (212) 250-6864
            Facsimile:  (212) 250-7351

     Administrative Agent's Payment Office:
     --------------------------------------
     Deutsche Bank AG, New York Branch
     130 Liberty Street
     New York, New York  10006
     Attention:  Maria T. Cabrera

            Telephone: (212) 250-6864
            Facsimile:  (212) 250-7351

     BANK OF AMERICA, N.A., AS A BANK

     Domestic and Offshore Lending Office:
     -------------------------------------

     Bank of America, N.A.
     Mail Code: CA4-706-05-09
     Agency Administrative Services-West
     1850 Gateway Blvd., 5th Floor
     Concord, CA 94520
     Attention:  Glenis Croucher
                 AVP/Agency Administrative Officer
                 Telephone:  (925) 675-8447
                 Facsimile:  (925) 969-2807

     Notices (other than Borrowing notices and Notices of
     ----------------------------------------------------
     Conversion/Continuation):
     -------------------------

     Bank of America, N.A.
     Mail Code: CA9-706-11-07
     555 South Flower Street, 11th Floor
     Los Angeles, California 90071
     Attention:  Dianne J. Prust
                 Principal
                 Telephone:  (213) 228-2435
                 Facsimile:  (213) 623-1959

     CITICORP USA, INC., AS A BANK

     Domestic and Offshore Lending Office:
     -------------------------------------

     Citibank, N.A.
     c/o 2 Penns Way
     2nd Floor
     New Castle, Delaware 19720

     Attention:  Carlos Lopez
                 Telephone:  (302) 894-6057
                 Facsimile:  (302) 894-6120

     Notices (other than Borrowing notices and Notices of
     ----------------------------------------------------
     Conversion/Continuation):
     -------------------------

     Citibank, N.A.
     787 W. 5th Street, 29th Floor
     Los Angeles, California 90071

     Attention:  Walt Larsen
                 Managing Director
                 Telephone:  (213) 239-1501
                 Facsimile:  (213) 623-3592

CREDIT SUISSE FIRST BOSTON, AS A BANK

     Domestic and Offshore Lending Office:
     -------------------------------------

     5 World Trade Center
     New York, New York  10048

     Attention:   Nilsa Ware
                  Telephone: (212) 322-5094
                  Facsimile: (212) 355-0593

     Notices (other than Borrowing notices and Notices of
     ----------------------------------------------------
     Conversion/Continuation):
     -------------------------

     Eleven Madison Avenue
     New York, New York  10010

     Attention:   David L. Sawyer
                  Vice President
                  Telephone: (212) 325-3641
                  Fax:       (212) 325-8314

DEUTSCHE BANK AG, NEW YORK AND CAYMAN ISLANDS BRANCHES AS BANK

     Domestic and Offshore Lending Office:
     -------------------------------------

     Deutsche Bank AG, New York and Cayman Islands Branches
     31 West 52nd Street
     New York, NY 10019

     Attention:   Joe Gyurindak
                  Telephone: (212) 469-4107
                  Facsimile: (212) 469-4139/4138

     Notices (other than Borrowing notices and Notices of
     ----------------------------------------------------
     Conversion/Continuation):
     --------------------------

     Deutsche Bank AG, New York and Cayman Islands Branches
     31 West 52nd Street
     New York, NY 10019

     Attention:   Virginia Mahler-Cosenza
                  Vice President
                  Telephone: (212) 469-2717
                  Facsimile: (212) 469-4604

     ING BANK, AS A BANK

     Domestic and Offshore Lending Office:
     -------------------------------------

     ING Bank N.V.
     Bijlmerplein 888
     Location code HE 01-03
     1102 MG Amsterdam Zuidoost
     The Netherlands

     Attention:   Justin Bryant
                  Manager
                  Corin Bourne
                  Director
                  Telephone: (31) 20 576-8394
                  Fax:       (31) 20 563-5505

     Notices (other than Borrowing notices and Notices of
     ----------------------------------------------------
     Conversion/Continuation):
     -------------------------

     ING Bank N.V.
     Bijlmerplein 888
     Location code HE 03-03
     1102 MG Amsterdam Zuidoost
     The Netherlands

     Attention:   Rik v. Ras
                  Telephone:  (31) 20 576-8874
                  Facsimile:  (31) 20 563-5239

     MORGAN GUARANTY TRUST COMPANY OF NEW YORK

     Domestic Lending Office
     -----------------------

     Morgan Guaranty Trust Company of New York
     60 Wall Street
     New York, NY 10260-0060

     Execution Copies to:
     -------------------
     Michael Massena
     Associate
     Morgan Guaranty Trust Company of New York
     c/o J.P. Morgan Services, Inc.
     500 Stanton Christiana Road
     3/OPS2
     Newark, DE 19713-2107

     Conformed Copies to:
     -------------------
     Robert Bottamedi
     Vice President
     Morgan Guaranty Trust Company of New York
     60 Wall Street
     New York, NY 10260-0060

     Offshore Lending Office
     -----------------------

     Morgan Guaranty Trust Company of New York
     Euro-Loan Servicing Department
     c/o J.P. Morgan Services, Inc.
     500 Stanton Christiana Road
     Newark, DE 19713-2107

     Execution Copies to:
     -------------------
     Michael Massena
     Associate
     Morgan Guaranty Trust Company of New York
     c/o J.P. Morgan Services, Inc.
     500 Stanton Christiana Road
     3/OPS2
     Newark, DE 19713-2107

     Conformed Copies to:
     -------------------
     Robert Bottamedi
     Vice President
     Morgan Guaranty Trust Company of New York
     60 Wall Street
     New York, NY 10260-0060

     Notices (other than Borrowing notices and Notices
     -------------------------------------------------
     of Conversion/Continuation):
     ----------------------------

     Morgan Guaranty Trust Company of New York
     60 Wall Street
     5th Floor
     New York, NY 10260-0060

     Attention:   Robert Bottamedi
                  Vice President
                  Telephone: (212) 648-1349
                  Facsimile: (212) 648-5018

     MORGAN STANLEY SENIOR FUNDING, INC., AS A BANK

     Domestic and Offshore Lending Office:
     -------------------------------------

     Morgan Stanley Senior Funding, Inc.
     1585 Broadway
     New York, NY 10036

     Attention:   Larry Benison
                  Telephone: (212) 537-1439
                  Facsimile: (212) 537-1867/1866

     Notices (other than Borrowing notices and Notices of
     ----------------------------------------------------
     Conversion/Continuation):
     -------------------------

     Morgan Stanley Senior Funding, Inc.
     1221 Avenue of the Americas
     35th Floor
     New York, NY 10020

     Attention:   Mark Cross
                  Telephone: (212) 762-6755
                  Facsimile: (212) 762-9181

     Secondary contact:

     Morgan Stanley Senior Funding, Inc.
     1633 Broadway
     26th Floor
     New York, NY 10019

     Attention:   James Morgan
                  Telephone: (212) 537-1470
                  Facsimile: (212) 537-1867/1866

                                   EXHIBIT C
                            FORM OF PROMISSORY NOTE


U.S.$                                                 Dated:              , 2001
     -------------                                           -------------

          FOR VALUE RECEIVED, the undersigned, DIRECTV LATIN AMERICA, LLC, a limited liability company (the "Borrower"), HEREBY PROMISES TO PAY to the order
                                --------
of            (the "Bank") for the account of its applicable lending office on
   ----------       ----
the Termination Date (as defined in the Credit Agreement referred to below) the principal sum of U.S.$ [amount of the Bank's Commitment in figures] or, if less, the aggregate principal amount of the Loans made by the Bank to the Borrower pursuant to the Revolving Credit Agreement (Bridge Facility) dated as of January 5, 2001 among the Borrower, the Bank and certain other banks parties thereto, and Deutsche Bank AG, New York Branch, as Administrative Agent for the Bank and such other banks (as amended or modified from time to time, the "Credit
                                                                 ------
Agreement"; the terms defined therein being used herein as therein defined)
---------
outstanding on the Termination Date.

          The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Deutsche Bank AG, New York Branch, as Administrative Agent, to Maria T. Cabrera, Deal Administrator, 130 Liberty Street, New York, New York 10006, ABA#: 021001033, A/C: Commercial Loans Division, A/C#: 99401268, in same day funds. Each Advance owing to the Bank by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Loans by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loans being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                              DIRECTV LATIN AMERICA, LLC

                              By:
                                  ------------------------------------------
                              Name:
                              Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

-------------------------------------------------------------------------------------------------------------------
                                               Amount of Principal      Unpaid Principal
       Date              Amount of Loan          Paid or Prepaid             Balance            Notation Made By
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT D-1
                        OPINION OF COUNSEL TO GUARANTOR

                                January 5, 2001


To:  The Banks listed on Schedule A hereto
     and Deutsche Bank AG, New York
     Branch, as Administrative Agent
     Re:  DIRECTV Latin America, LLC
          Revolving Credit Agreement (Bridge Facility)
          --------------------------------------------

Ladies and Gentlemen:

     I am the Assistant General Counsel of Hughes Electronics Corporation, a Delaware corporation (the "Guarantor"), in connection with the guaranty (the "Guaranty"), dated the date hereof, executed and delivered by Guarantor pursuant to and in the form of Exhibit E of the Credit Agreement, dated as of January 5, 2001 among DIRECTV Latin America, LLC, as borrower (the "Borrower"), Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the "Administrative Agent') and the Banks named therein, (the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement. This opinion is rendered to you pursuant to Section 5.2(b) of the Guaranty.

     As Assistant General Counsel to Guarantor, I have caused to be made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to my satisfaction as authentic, of such corporate records, agreements, instruments and other documents as I have deemed necessary or appropriate for the purposes of this opinion. I have caused to be obtained such certificates and other assurances (copies of which have been delivered to you) from public officials and officers and other employees of Guarantor as I considered necessary or appropriate for the purpose of rendering this opinion. I have assumed the genuineness of all signatures (except that of Guarantor), the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies.

     Subject to the limitations herein set forth, I am opining herein as to the effect on the subject transaction only of United States federal law, the laws of the State of California and the General Corporation Law of the State of Delaware. I am licensed to practice law in the State of California. In this regard, I note that the Credit Agreement and the Guaranty contain provisions to the effect that the laws of jurisdictions other than those of the State of California are intended to be governing. For purposes of the opinions expressed herein I have assumed, with your consent, without any independent investigation, that the laws of the jurisdictions that may govern the Credit Agreement and the Guaranty other than the State of California are identical in all relevant respects to the

                                     D-1-1
laws of the State of California. Except as expressly noted, I have not considered, and express no opinion on, the laws of any other jurisdiction.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations and assumptions set forth herein, I am of the opinion that, as of the date hereof:

     1. Guarantor is a corporation duly incorporated and validity existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own and lease its properties and conduct its business as presently owned and conducted.

     2. Guarantor is duly qualified to do business as a foreign corporation in good standing in the State of California.

     3. Guarantor has full corporate power and authority to guarantee the Borrower's obligations under the Guaranty, to execute and deliver the Guaranty and to perform its obligations thereunder.

     4. All corporate action required to be taken by Guarantor for the authorization, execution and delivery of the Guaranty by Guarantor and the performance by Guarantor of its obligations thereunder has been duly taken.

     5. The Guaranty has been duly executed and delivered by Guarantor and is a valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the limitations, qualifications, exceptions and assumptions set for the below.

     6. To my knowledge, after causing to be conducted such legal and factual examination and inquiries and causing to be conducted such discussions with and obtaining such certificates or other confirmations from officers and other employees of Guarantor as I considered appropriate in the circumstances, no consent, permission, authorization, order or license of any United States federal or New York governmental authority is necessary in connection with the execution and delivery of the Guaranty by Guarantor and Guarantor's performance of its obligations under the Guaranty.

     7. There is no provision of the Certificate of Incorporation or the By-laws of Guarantor which would be contravened by the execution and delivery of the Guaranty by Guarantor or by the performance by Guarantor of its obligations under the Guaranty.

     8. Guarantor is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

     9. To my knowledge, after causing to be conducted such legal and factual examination and inquiries and causing to be conducted such discussions with and obtaining such certificates or other confirmations from officers and other employees of

                                     D-1-2

Guarantor as I considered appropriate in the circumstances, no consent or approval of any trustee or holder of any material indebtedness of Guarantor is necessary in connection with the execution and delivery of the Guaranty by Guarantor and Guarantor's performance of its obligations under the Guaranty.

     10. There is no provision of any indenture or material agreement for borrowed money to which Guarantor is a party or under which Guarantor is obligated, and of which I am aware, after causing to be conducted such legal and factual examinations and inquiries and causing to be conducted such discussion with and obtaining such certificates or other confirmations from officers and other employees of Guarantor as I considered appropriate in the circumstances, which would be contravened by the execution and delivery of the Guaranty by Guarantor or by the performance by Guarantor of its obligations under the Guaranty.

     11. To my knowledge, after causing to be conducted such legal and factual examinations and inquiries and causing to be conducted such discussions with and obtaining such certificates or other confirmations from officers and other employees of Guarantor as I considered appropriate in the circumstances, there is no judgment, decree or order of any court or governmental agency binding on Guarantor which would be contravened by the execution and delivery of the Guaranty by Guarantor and Guarantor's performance of its obligations under the Guaranty.

     12. To my knowledge, after causing to be conducted such legal and factual examinations and inquiries and obtaining certificates or other confirmations from officers and employees of Guarantor as I considered appropriate in the circumstances, there is no claim, suit, action or proceeding pending or threatened against Guarantor before any court or governmental agency which could reasonably be expected to result in a Material Adverse Change.

     The opinion expressed in paragraph 6 is subject to the following limitations, qualifications, exceptions and assumptions:

     (a) the enforcement of the Guaranty may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or by equitable principles relating to or limiting the rights of creditors generally;

     (b) the use of the term enforceable shall not imply any opinion as to the availability of equitable remedies;

     (c) The unenforceablity, under certain circumstances, under New York or federal law or court decisions of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligation or rights granted by law, where such waivers are against public policy or prohibited by law;

     (d) The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative

                                     D-1-3
and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

     (e) The unenforceability under certain circumstances, of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy or prohibited by law; and

     (f) The unenforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default.

     To the extent that the obligations of Guarantor may be dependent upon such matters, I assume for purposes of this opinion that each of the Banks is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; that each of the Banks is duly qualified to engage in the transaction covered by this opinion; that the Guaranty has been duly authorized, executed and delivered by each of the Banks and that the Guaranty constitutes the valid and binding obligation of each of the Banks, enforceable in accordance with its terms; and that each of the Banks has the requisite corporate or organizational and legal power and authority to own its properties, to carry on its business as now being conducted and to perform its obligations under the Guaranty, including without limitation, to make the loans under the Guaranty. I am not expressing any opinion as to the effect of or the compliance by any Bank with any state or federal laws or regulations applicable to the transactions because of the nature of its respective business.

     This opinion is rendered to the Banks and Administrative Agent as of the date hereof in connection with the above transaction, and may not be relied upon by any person other than the Administrative Agent and the Banks and their permitted assignees, or by them in any other context, and may not be furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose without my prior written consent; provided that each Bank and its
                                          --------
permitted assignees may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the independent auditors and attorneys of such Bank, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which the Bank is a party arising out of the transactions contemplated by the Guaranty, or (v) in connection with the assignment of or sale of participations in the Loans.

                                     Very truly yours,




                                     D-1-4

                        SCHEDULE A TO OPINION OF COUNSEL


                                     D-1-5

                                  EXHIBIT D-2

                         OPINION OF COUNSEL TO BORROWER


          [Please see final, executed Opinion of Counsel to Borrower]


                                     D-2-1

                                  EXHIBIT D-3

                    OPINION OF NEW YORK COUNSEL TO BORROWER

      [Please see final, executed Opinion of New York Counsel to Borrower]


                                     D-3-1

                                   EXHIBIT E

                                FORM OF GUARANTY

                     [Please see final, executed Guaranty]

                                   EXHIBIT F

                 [FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE]

                                                                          [Date]
To:  Deutsche Bank AG, New York Branch, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement (Bridge Facility) dated as of January 5, 2001 among DIRECTV Latin America, LLC, a Delaware limited liability company ("Borrower"), Banks from time to time party thereto, and
                    --------
Deutsche Bank AG, New York Branch, as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein
           ---------
defined).

1.  We hereby give you notice of, and request your consent to, the assignment by
[          ] (the "Assignor") to [         ] (the "Assignee") of the right,
 ----------        --------       ---------        --------
title and interest of the Assignor in and to the Agreement, including the right, title and interest of the Assignor in and to the Commitment of the Assignor and all outstanding Loans made by the Assignor as set forth below.

     (a)  the aggregate amount of the Commitment is $                ;
                                                     ----------------

     (b)  the amount of the percentage assigned is     %; and
                                                   ----

     (c) the aggregate amount of the Assignee's Commitment is $          .
                                                               ----------

2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 11.11 of the Agreement in connection with this
                -------------
assignment and acknowledges and agrees that: (a) other than the representation and warranty that it is the legal and beneficial owner of the Normal Percentage being assigned thereby free and clear of any adverse claim, the Assignor has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of the Agreement; (b) the Assignor has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of its obligations under the Agreement; (c) it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.5 thereof
                                                           -----------
and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (d) it will, independently and without reliance upon Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (e) it appoints and authorizes Administrative Agent to take such action and to exercise such powers under the Agreement as are delegated to Administrative Agent by the Agreement; and (f) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Bank.

3.  The Assignee agrees that, upon receiving your consent to such assignment and
from and after [    ,      ], the Assignee will be bound by the terms of the
                ---- ------
Agreement, with respect to the interest in the Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were a Bank originally holding such interest in the Agreement.

4.  The following administrative details apply to the Assignee:

          (a)  Offshore Lending Office:

                    Assignee name:
                                   ----------------------------------------
                    Address:
                             ----------------------------------------------

                    -------------------------------------------------------
                    Attention:
                               --------------------------------------------
                    Telephone:  (   )
                                 --- --------------------------------------
                    Telecopier: (   )
                                 --- --------------------------------------

          (b)  Domestic Lending Office:

                    Assignee name:
                                   ----------------------------------------
                    Address:
                             ----------------------------------------------

                    -------------------------------------------------------
                    Attention:
                               --------------------------------------------
                    Telephone:  (   )
                                 --- --------------------------------------
                    Telecopier: (   )
                                 --- --------------------------------------


          (c)  Notice Address:

                    Assignee name:
                                   ----------------------------------------
                    Address:
                             ----------------------------------------------

                    -------------------------------------------------------
                    Attention:
                               --------------------------------------------
                    Telephone:  (   )
                                 --- --------------------------------------
                    Telecopier: (   )
                                 --- --------------------------------------


          (d)  Payment Instructions: Account No.:

                     Account No.
                                 ------------------------------------------
                     Attention:
                                -------------------------------------------
                     Reference:
                                -------------------------------------------

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                              Very truly yours,

                              [ASSIGNOR]


                              By:
                                  ----------------------------------------
                              Name:
                              Title:


                              [ASSIGNEE]


                              By:
                                  ----------------------------------------
                              Name:
                              Title:

We hereby consent to the
foregoing assignment.

HUGHES ELECTRONICS CORPORATION

By:
    --------------------------------
Name:
Title:

DIRECTV LATIN AMERICA, LLC

By:
    --------------------------------
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative
  Agent

By:
    --------------------------------
Name:
Title:

TABLE OF CONTENTS

                                                                                    PAGE
Table of Contents
Page
ARTICLE 1 DEFINITIONS..............................................................   1

     SECTION 1.1 Definitions.......................................................   1

ARTICLE 2 THE CREDIT...............................................................   9

     SECTION 2.1 The Commitments...................................................   9

     SECTION 2.2 The Loans.........................................................   9

     SECTION 2.3 Requests for Base Rate and Eurodollar Loans.......................   9

     SECTION 2.4 Interest and Principal on Base Rate Loans.........................   9

     SECTION 2.5 Interest and Principal on Eurodollar Loans........................  10

     SECTION 2.6 Loan Accounts.....................................................  10

     SECTION 2.7 Conversion of Loans Between Eurodollar Loans and Base
                   Rate Loans and Conversion of Interest Periods of Eurodollar
                   Loans...........................................................  10

     SECTION 2.8 Disbursements and Payments........................................  11

     SECTION 2.9 Facility Fee......................................................  12

     SECTION 2.10 Prepayments and Reductions in Total Commitment...................  12

ARTICLE 3 PAYMENT OF COSTS AND REDUCTION OF THE COMMITMENT.........................  13

     SECTION 3.1 Indemnification Upon Failure to Pay Eurodollar Loan...............  13

     SECTION 3.2 Increased Costs...................................................  14

     SECTION 3.3 Taxes.............................................................  15

     SECTION 3.4 Prepayment........................................................  16

     SECTION 3.5 Pro Rata Reduction of Commitments by Borrower.....................  16

     SECTION 3.6 Reduction of One Bank's Commitment by Borrower....................  16

     SECTION 3.7 Notice of Reductions..............................................  17

     SECTION 3.8 Designation of Replacement Bank...................................  17

     SECTION 3.9 Effect of Reduction of Commitment.................................  17

     SECTION 3.10 Accrued Fees.....................................................  18

     SECTION 3.11 Survival.........................................................  18

ARTICLE 4 CHANGE IN CIRCUMSTANCES AFFECTING LOANS..................................  18

     SECTION 4.1 Inability to Determine Eurodollar Rate............................  18

     SECTION 4.2 Illegality........................................................  18

ARTICLE 5 CONDITIONS PRECEDENT.....................................................  19

     SECTION 5.1 Conditions Precedent to Signing Date..............................  19

     SECTION 5.2 Conditions Precedent to Effective Date............................  19

     SECTION 5.3 Conditions Precedent to Loans.....................................  20

ARTICLE 6 REPRESENTATIONS AND WARRANTIES...........................................  21

     SECTION 6.1 Authority of Borrower.............................................  21

     SECTION 6.2 Binding Obligations...............................................  21

     SECTION 6.3 Incorporation of Subsidiaries.....................................  21

     SECTION 6.4 No Contravention..................................................  22

     SECTION 6.5 Notices...........................................................  22

     SECTION 6.6 Financial Statements..............................................  22

     SECTION 6.7 ERISA.............................................................  22

     SECTION 6.8 Regulation U; Investment Company Act..............................  22

     SECTION 6.9 Taxes.............................................................  23

     SECTION 6.10 Insurance........................................................  23

     SECTION 6.11 Litigation.......................................................  23

     SECTION 6.12 Authorizations and Approvals.....................................  23

ARTICLE 7 AFFIRMATIVE COVENANTS OF BORROWER........................................  23

     SECTION 7.1 Use of Proceeds...................................................  23

     SECTION 7.2 Management of Business............................................  24

     SECTION 7.3 Notice of Certain Events..........................................  24

     SECTION 7.4 Records...........................................................  24

     SECTION 7.5 Visitation........................................................  24

     SECTION 7.6 Information Furnished.............................................  24

     SECTION 7.7 ERISA.............................................................  25

     SECTION 7.8 Compliance with Law...............................................  25

     SECTION 7.9 Compliance with Agreements........................................  26

     SECTION 7.10 Maintenance of Insurance.........................................  26

     SECTION 7.11 Conduct of Business..............................................  26

ARTICLE 8 NEGATIVE COVENANTS OF BORROWER...........................................  26

     SECTION 8.1 Mergers, Liquidations and Sales of Assets.........................  26

     SECTION 8.2 Defaults..........................................................  26

     SECTION 8.3 Compliance with Regulations.......................................  26

ARTICLE 9 EVENTS OF DEFAULT........................................................  27

     SECTION 9.1 Events of Default.................................................  27

     SECTION 9.2 Recovery of Amounts Due...........................................  30

     SECTION 9.3 Rights Cumulative.................................................  30

ARTICLE 10 THE ADMINISTRATIVE AGENT................................................  30

     SECTION 10.1 Authorization and Action.........................................  30

     SECTION 10.2 Administrative Agent's Reliance, Etc.............................  30

     SECTION 10.3 Deutsche Bank and Affiliates.....................................  31

     SECTION 10.4 Bank Credit Decision.............................................  31

     SECTION 10.5 Indemnification..................................................  31

     SECTION 10.6 Successor Agents.................................................  32

ARTICLE 11 MISCELLANEOUS PROVISIONS................................................  32

     SECTION 11.1 Amendments and Waivers...........................................  32

     SECTION 11.2 Notices..........................................................  33

     SECTION 11.3 Waiver...........................................................  34

     SECTION 11.4 Governing Law; Submission to Jurisdiction........................  34

     SECTION 11.5 Headings.........................................................  35

     SECTION 11.6 Accounting Terms.................................................  35

     SECTION 11.7 Counterparts.....................................................  35

     SECTION 11.8 Written Disclosure...............................................  35

     SECTION 11.9 Singular; Plural.................................................  35

     SECTION 11.10 Illegality......................................................  35

     SECTION 11.11 Assignments.....................................................  35

     SECTION 11.12 Obligations Several.............................................  36

     SECTION 11.13 Participations..................................................  36

     SECTION 11.14 Fees and Expenses...............................................  37

     SECTION 11.15 Indemnity.......................................................  37

     SECTION 11.16 Confidentiality.................................................  38

     SECTION 11.17 Waiver of Right to Trial by Jury................................  40

SCHEDULE

     1    Name of Banks and Commitments

EXHIBITS

     A    Form of Loan Request
     B    Addresses and Lending Offices of Banks
     C    Form of Promissory Note
     D-1  Form of Opinion of General Counsel of Guarantor
     D-2  Form of Opinion of General Counsel of Borrower
     D-3 Form of Opinion of Weil, Gotshal & Manges LLP, New York Counsel to Borrower and Guarantor
     E    Form of Guaranty
     F    Assignment and Acceptance

================================================================================

--------------------------------------------------------------------------------


                          Revolving Credit Agreement
                               (Bridge Facility)

                          Dated as of January 5, 2001


                                     among

                          DIRECTV Latin America, LLC

                                      and

                            The Banks named herein,

                                      and

                       Deutsche Bank AG, New York Branch


                            as Administrative Agent


--------------------------------------------------------------------------------

================================================================================

                                   GUARANTY
                                   --------

          THIS GUARANTY, dated as of January 5, 2001, is made by HUGHES ELECTRONICS CORPORATION, a Delaware corporation (the "Guarantor"), in favor of
                                                      ---------
DEUTSCHE BANK AG., NEW YORK BRANCH as Administrative Agent for and representative of the financial institutions party to the Credit Agreement defined below (together with its successors and permitted assignees in such capacity, the "Administrative Agent").
               --------------------

                                   RECITALS
                                   --------

          A. The Guarantor is an owner, directly or indirectly, of approximately 78% of the equity of DIRECTV Latin America, LLC, a limited liability company incorporated under the laws of Delaware (the "Borrower"). Pursuant to that
                                              --------
certain Credit Agreement dated January 5, 2001 herewith (as it may be amended, supplemented or otherwise modified from time to time the "Credit Agreement")
                                                          ----------------
among the Borrower, the Banks party thereto and the Administrative Agent, as agent for the Banks, the Banks have agreed to make available a $450,000,000 revolving credit facility to the Borrower. The Borrower has advised the Guarantor, the Administrative Agent and the Banks that the Borrower intends to use the proceeds of the revolving credit facility for general corporate and working capital purposes.

          B. The Banks are willing to enter into the Credit Agreement on the condition that the Guarantor guarantees the payment of the Borrower's obligations under the Credit Agreement pursuant to the terms of this Guaranty.

          NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, receipt and sufficiency of which are acknowledged, the Guarantor hereby agrees as follows:

          1. Definitions. Capitalized terms not otherwise defined in this
             -----------
Guaranty shall have the meanings given them in the Credit Agreement.

          2. Guaranty.
             --------

             (a) The Guarantor hereby irrevocably and unconditionally guarantees as a primary obligation the punctual payment when due of all payment obligations of the Borrower under the Credit Agreement, up to a maximum amount as to principal of US$450,000,000 plus all interest, fees, indemnities and other amounts payable under the Credit Agreement, including amounts that would become due but for the operation of the automatic stay under Section 326(c) of the United States Bankruptcy Code or similar provisions under other applicable law (collectively, the "Guaranteed Obligations"). In the event that any of the
                    ----------------------
Guaranteed Obligations shall not be paid when due within any specified grace period provided for in the Credit Agreement, the Guarantor agrees to pay such Guaranteed Obligations within ten Business Days after the giving by the Administrative Agent to the Guarantor of written notice (a "Demand") demanding
                                                            ------
payment by the Guarantor, provided that in the event any such payment is
                          --------
required to be made by the Guarantor hereunder, the Guarantor may cause such obligation or liability to be paid on its behalf by any corporation affiliated with it, provided that the Guarantor shall nevertheless be unconditionally obligated to pay such obligations or liability if such affiliate, shall fail timely to pay such obligation or liability.

            (b) This Guaranty is a guarantee of payment and not of performance or collection.

            (c) The Guarantor shall be subrogated to all rights of the Banks against the Borrower in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guaranty; provided, however, that the Guarantor shall not
                                 --------  -------
be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all the Guaranteed Obligations shall have been irrevocably and indefeasibly paid in full and no Guaranteed Obligations may arise in the future.

            (d) The Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Bank, hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Banks and Guarantor hereby irrevocably agree that the obligation of the Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the obligations of Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means any proceeding of the type referred to in Section 9.1(d) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

      3.    Guaranty Absolute. The liability of the Guarantor under this
            -----------------
Guaranty with respect to each and all of the Guaranteed Obligations shall be irrevocable and shall be absolute and unconditional irrespective of, and shall not be released, discharged or in any way affected by, any circumstance, condition or matter (whether or not the Guarantor or Borrower shall have any knowledge or notice thereof), including, without limitation:

            (a) any amendment, waiver, extension or renewal of, or any consent to departure from, the Credit Agreement, including, without limitation, any waiver or consent involving a change in the time, manner or place of payment of all or any of the Guaranteed Obligations;

            (b) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent or departure from any other guaranty or security agreement, for all or any of the Guaranteed Obligations;

            (c) any extension of the time for payment by the Borrower or any other person of any Guaranteed Obligation under the Credit Agreement or any other document related thereto;

            (d) any failure, omission or delay by the Administrative Agent or the Banks to enforce, assert or exercise any right, power or remedy conferred on or available to it;

            (e) any inability, lack of authority or legal disability of the Borrower to perform any agreement, covenant, term or condition contained in the Credit Agreement for any reason (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation, provisions of any law or regulation of any jurisdiction purporting to prohibit or excuse payment or performance by the Borrower of its obligations under the Credit Agreement;

            (f) the voluntary or involuntary liquidation, dissolution, sale of assets, marshalling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of or similar proceeding affecting the Borrower, the Guarantor, the Administrative Agent, the Banks or any person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

            (g) any merger or consolidation of the Borrower into or with any person or any sale, lease or transfer of any of the assets of the Borrower to any person;

            (h) any change in corporate relationship between the Borrower and the Guarantor or any termination of any such relationship;

            (i) any counterclaim, set-off, deduction or defense the Borrower, the Guarantor or any other Person may have against the Administration Agent, the Banks or any other person other than indefeasible payment in full; and

            (j) any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense available to, or a discharge of, the Guarantor in respect of this Guaranty.

        This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by the Borrower, the Guarantor or any other person of any of the Guaranteed Obligations owed hereunder is rescinded or must otherwise be returned by the Administrative Agent or the Banks upon the insolvency, bankruptcy or reorganization of the Borrower, the Guarantor or any other person, all as though such payment had not been made. If the payment of any sum required to be made by the Borrower under the Credit Agreement shall at any time be prevented by reason of a case or proceeding under bankruptcy, insolvency or other similar law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, such sum shall be deemed to be payable in accordance with the terms of the Credit Agreement, and the Guarantor shall pay such sum and any other amounts guaranteed hereunder.

        4.  Waiver by the Guarantor. The Guarantor hereby unconditionally waives
            -----------------------
to the greatest extent permitted by applicable law, (i) any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Banks upon this Guaranty, or acceptance of this Guaranty, and the Guaranteed Obligations, (ii) any requirement that the Banks exhaust any right or take any action against the Borrower, any other guarantor or any other person or any collateral, (iii) any and all rights which the

Guarantor may have or which at any time hereafter may be conferred upon it, by statute (including but not limited to any statute of limitations), regulation or otherwise, to terminate or cancel this Guaranty, (iv) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including, without limitation, any demand, presentment, protest, proof or notice of nonpayment of any amounts payable under or in respect of the Credit Agreement, and notice of any failure on the part of the Borrower to perform and comply with any term or condition of the Credit Agreement, (v) any rights to the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement,
(vi) any requirement of diligence and (vii) notice of acceptance of this Guaranty. The Administrative Agent shall have the right to bring suit directly against the Guarantor with respect to the Guaranteed Obligations, either prior to or concurrently with any lawsuit against, or without bringing suit against, the Borrower.

          5. Continuing Guaranty. This Guaranty is a continuing guaranty and
             -------------------
shall (a) be irrevocable and remain in full force and effect in accordance with the terms hereof until all of the Guaranteed Obligations, including those which might arise at a later date, have been paid in full and are not subject to rescission or return, (b) be binding upon the Guarantor and its successors and assigns, and (c) inure to the benefit of and be enforceable by the successors, transferees and assigns of the Administrative Agent and the Banks permitted by the Credit Agreement. The Guarantor agrees that in the discharge of its obligations hereunder no judgment, order, or exhaustion need be obtained, and no action, suit or proceeding need be brought and no other remedies need be exhausted against the Borrower or any other person for performance by the Guarantor of its obligations hereunder.

          6. Representation.  The Guarantor represents and warrants to the
             --------------
Administrative Agent as follows:

             (a) The Guarantor is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and the execution, delivery and performance of this Guaranty are within its corporate powers and are not in contravention of the terms of its charter or bylaws.

             (b) The execution, delivery and performance of this Guaranty have been duly authorized by all requisite corporate action of the Guarantor, and this Guaranty has been duly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation and is enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws now or hereafter affecting the rights of creditors generally.

             (c) The execution, delivery and performance of this Guaranty will not violate or conflict with (i) any provision of any law or regulation binding on the Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Guarantor, or any securities issued by the Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Guarantor is a party or by which the Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Guarantor, or (ii) the certificate of incorporation or bylaws of the Guarantor, and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

          7.      Financial Information; Access.
                  -----------------------------

                  (a) So long as the Credit Agreement remains in effect the Guarantor agrees (i) to provide to the Administrative Agent a copy of (A) all such reports and financial information pertaining to the Guarantor as shall be filed by or on behalf of the Guarantor with the Securities and Exchange Commission, promptly after the same are so filed, and (B) all notices and certificates given by the Guarantor to any Person pursuant to the Hughes Credit Agreements, and (ii) to provide to the Administrative Agent such other financial information as the Administrative Agent may reasonably request.

                  (b) The Guarantor further agrees to permit the Administrative Agent reasonable access, upon prior notice and at reasonable times during normal business hours, to the Guarantor's books, records, and financial or accounting personnel, to the extent relevant to this Guaranty or the Credit Agreement; provided, however, that such access shall be in compliance with security and
--------  -------
confidentiality requirements of applicable governmental authorities and the Guarantor's corporate policies relating to confidential information.

          8.      Merger, Consolidation or Other Transfers.
                  ----------------------------------------

                  (a) The Guarantor shall not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its assets as an entirety to any person except:

                  (i) a merger or consolidation where the Guarantor is the surviving corporation; and

                  (ii) a sale, lease, transfer or assignment of operating rights, licenses or franchises in transactions which could not reasonably be expected to result in a Material Adverse Change.

                  (b) The Guarantor shall not assign or delegate its obligations under this Guaranty; provided that the Guarantor may assign and delegate its
                     --------
obligations under this Guaranty to a successor entity as a part of the transfer of all or substantially all of the assets of its Direct TV International Division to such successor entity (including, without limitation, a Subsidiary of the Guarantor) as an entirety as long as all of the following conditions have been satisfied:

                  (i)  such successor entity (a "Successor Guarantor") shall
                                                 -------------------
expressly assume in writing by instrument or instruments enforceable against it reasonably satisfactory in form and substance to the Administrative Agent, the due and punctual payment of all obligations of the Guarantor under this Guaranty with the same effect as if such Successor Guarantor had originally been named a Guarantor herein or had been a party hereto;

               (ii) such assignment and delegation shall have been approved by the Administrative Agent and all of the Banks, which consent shall not be unreasonably withheld;

               (iii) immediately after giving effect to such transaction, no Event of Default shall exist and this Guaranty shall be in full force and effect;

               (iv) the Successor Guarantor shall have delivered to the Administrative Agent an opinion of counsel in scope and substance reasonably satisfactory to it stating that the assumption agreement required by clause (i) above complies with this Section 8; and

               (v) the Successor Guarantor to whom such transfer, delegation and assignment is made shall have a credit rating on its senior unsecured debt, as determined by each of Moody's Investors Service, Inc. (or any successor thereto) and Standard & Poor's Ratings Group (or any successor thereto), at least as favorable as the senior unsecured debt of the Guarantor at such date after giving effect to such transfer, assignment and delegation, and the rating of such Successor Guarantor's senior unsecured debt shall not be under review with negative implications by such rating agency at such date after giving effect to such transfer, assignment and delegation.

               (c) Upon any such consolidation or merger in accordance with the provisions of (a) above or conveyance, transfer or lease in accordance with the provisions of (b) above, the successor formed by such consolidation or into which the Guarantor is merged, or the person to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, the Guarantor as a Guarantor, with the same effect as if such Successor Guarantor had been originally named as a Guarantor.

          9. Taxes. All payments or reimbursements under this Guaranty and any
             -----
instrument or agreement required hereunder shall be made without set-off or counterclaim and free and clear of and without deduction for any and all present and future Taxes (as defined below). The Guarantor agrees to cause all such Taxes to be paid on behalf of any Bank or Administrative Agent directly to the appropriate governmental authority. If the Guarantor is legally prohibited from complying with this Section, payments due to such Bank or Administrative Agent under this Guaranty and any instrument or agreement required hereunder shall be increased so that, after provisions for Taxes and all Taxes on such increase, the amounts received by such Bank or Administrative Agent will be equal to the amounts required under this Guaranty and any instrument or agreement required hereunder as if no Taxes were due on such payments. The Guarantor shall indemnify each Bank and Administrative Agent for the full amount of Taxes payable by such Bank or Administrative Agent and any liabilities (including penalties, interest and expenses) arising from such Taxes within thirty (30) days from any written demand by such Bank. The Guarantor shall provide evidence that all applicable Taxes have been paid to the appropriate taxing authorities by delivering to Administrative Agent official tax receipts or notarized copies or other evidence thereof satisfactory to Administrative Agent, within ninety
(90) days after the due date for such Tax payment. Such bank will designate a different Lending Office is such designation will avoid the need for, or reduce the amount of, such payment or reimbursement and will not be otherwise disadvantageous to such Bank in the sole discretion of such Bank.

          For purposes of this Section 9, "Tax" and "Taxes" means (i) all taxes, levies, imposts, duties, fees or other charges of whatsoever nature however imposed by any country or any subdivision or authority of or in that country in any way connected with the Credit Agreement or this Guaranty or any instrument or agreement required hereunder, and all interest, penalties or similar liabilities with respect thereto, except such taxes as are imposed on or measured by the Administrative Agent's or any Bank's net income or capital and franchise taxes, by the country or any subdivision or authority of or in that country in which the Administrative Agent's or such Bank's principal office or actual Lending Office is located, and (ii) any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty.

          10. Amendments, Etc. No amendment or waiver of any provision of this
              ---------------
Guaranty shall in any event be effective with respect to the Administrative Agent unless the same shall be in writing and signed by the Administrative Agent.

          11. No Waiver; Remedies. No failure on the part of the Administrative
              -------------------
Agent to exercise, and no delay in its exercise of, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by the Administrative Agent preclude any other or further exercise thereof or the exercise of any other right by it. Subject to Section
11.1 of the Credit Agreement, the Administrative Agent may specifically waive any breach of this Guaranty by the Guarantor; provided that no such waiver shall
                                              --------
be effective or binding unless in writing, and that no such waiver shall constitute a continuing waiver of similar or other breaches.

          12. Separability of This Guaranty. In case any term or provision of
              -----------------------------
this Guaranty or any application hereof to any circumstance shall, in any circumstances or jurisdiction and to any extent, be invalid, illegal or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances or jurisdictions other than those as to which it is held invalid, illegal or unenforceable. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law that renders any term or provision hereof invalid, illegal or unenforceable in any respect.

          13. Headings. The headings contained in this Guaranty are for
              --------
convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

          14. Governing Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE
              -------------
GUARANTOR, THE ADMINISTRATIVE AGENT AND THE BANKS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          15. Proceedings, Etc. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE
              ----------------
GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY.

          16. Jury Trial Waiver. THE GUARANTOR AND, BY ITS ACCEPTANCE OF THE
              -----------------
BENEFITS HEREOF, THE ADMINISTRATIVE AGENT EACH HEREBY AGREES

TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Guarantor and, by its acceptance of the benefits hereof, the Administrative Agent each (i) acknowledges that this waiver is a material inducement for the Guarantor and Administrative Agent to enter into a business relationship, that the Guarantor and Administrative Agent have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, EXCEPT BY A WRITTEN INSTRUMENT SPECIFICALLY REFERRING TO THIS SECTION 16, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

          17. Counterparts. This Guaranty may be executed in any number of
              ------------
counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to the Guarantor upon the execution of a counterpart hereof by the Guarantor and receipt by Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

          18. Cost and Attorneys' Fees. The Guarantor agrees to pay, or cause to
              ------------------------
be paid, in addition to the Guaranteed Obligations, on demand, and to save the Administrative Agent and the Banks harmless against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel) incurred or expended by Administrative Agent or any Bank in connection with the enforcement of or preservation of any rights under this Guaranty.

          19. Effect of Borrower's Bankruptcy. The Guarantor acknowledges and
              -------------------------------
agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the announcement of said proceeding, such interest as would have accrued such portion of the Guaranteed Obligations if said proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantor, the Administrative Agent and the Banks that the Guaranteed Obligations which are guarantied by the Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations.

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

          20. Notices. All notices, requests, consents and other communications
              -------
under this Guaranty shall be in writing and shall be deemed to have been given to the Guarantor when received, if hand delivered or sent by courier service, on the third Business Day after mailing, if mailed by registered or certified mail, postage prepaid, on the business day of receipt if telecopied, in each case addressed to the Guarantor at its address set forth below its signature or to such other address as the Guarantor may designate by written notice to the Administrative Agent; provided that Demands made by the Administrative Agent
                      --------
under Section 2 and service of process under Section 15 may also be given to the Process Agent.

          21. Entire Agreement. This Guaranty represents the final agreement of
              ----------------
the Guarantor with respect to its obligations to the Banks in connection with the Credit Agreement and may not be contradicted by evidence of prior written agreements or prior, contemporaneous or subsequent oral agreements of the Guarantor or any other person. There are no unwritten oral agreements of the Guarantor in favor of the Banks.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the date first above written.

                              HUGHES ELECTRONICS
                              CORPORATION

                              By:
                                 ----------------------------
                                 Name:
                                 Title:

                              Address:

                              Bldg. 00l, M/S A140
                              200 North Sepulveda Blvd.
                              El Segundo, CA 90245
                              Attention:
                                        ---------------------

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